UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☑                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

MASTEC, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

The 2013 Annual Meeting of Shareholders of MasTec, Inc. will be held on Thursday, May 23, 2013 at 9:30 a.m., local time, at the Douglas Entrance Building, South Tower, located at 806 S. Douglas Road, 10th Floor, Royal Poinciana Conference Room, Coral Gables, Florida 33134. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

1.	The election of Robert J. Dwyer, Frank E. Jaumot and Jose S. Sorzano as Class III Directors to serve until the 2016 Annual Meeting of Shareholders;

2.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year;

3.	Approval of the MasTec, Inc. Bargaining Units ESPP;

4.	Approval of the MasTec, Inc. 2013 Incentive Compensation Plan, and

5.	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

The proposals are discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on March 18, 2013 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Pursuant to the rules and regulations adopted by the Securities and Exchange Commission, which we refer to as the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials on or about April 10, 2013 to our shareholders of record on March 18, 2013. The Notice of Internet Availability of Proxy Materials contains instructions for your use of this process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

We encourage you to attend the Annual Meeting. Whether or not you plan to attend in person, it is important that your shares be represented and voted at the Annual Meeting. You may vote your shares over the Internet or by telephone. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,

Jose R. Mas, Chief Executive Officer

Coral Gables, Florida

April 10, 2013

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS OF MASTEC, INC.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why did I receive this Proxy Statement?

The Board of Directors of MasTec, Inc. is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2013 Annual Meeting of Shareholders of MasTec to be held at the Douglas Entrance Building, South Tower, located at 806 S. Douglas Road, 10th Floor, Royal Poinciana Conference Room, Coral Gables, Florida 33134, on May 23, 2013, at 9:30 a.m. local time. This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

When was this Proxy Statement first sent or given to security holders?

We will begin mailing the Notice of Internet Availability of Proxy Materials on or about April 10, 2013 to shareholders of record at the close of business on March 18, 2013.

Who is entitled to vote?

Only holders of record of shares of our common stock at the close of business on March 18, 2013, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting. On the record date, 76,710,545 shares of common stock were issued and outstanding.

What is the quorum for the meeting?

The presence, in person or by proxy, of a majority of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting (in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting).

How many votes do I have?

Each share of common stock entitles its owner to one vote on all matters brought before the Annual Meeting.

How do shareholders of record vote?

If your shares of our common stock are registered directly in your name, you are considered a shareholder of record, and you will receive your Notice of Internet Availability of Proxy Materials directly from us.

For shareholders of record, voting instructions submitted via mail, telephone or the Internet must be received by Broadridge, independent tabulator, by 11:59 p.m., Eastern Time, on May 22, 2013. Submitting your vote via mail, telephone or the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. See “Can I change my vote after I have voted?” below.

The Internet and telephone voting procedures available to you are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet or telephone should understand that there may be costs associated with voting in this manner, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

To vote in person, if you are a registered shareholder, attend the Annual Meeting, bring proof of identity, and deliver your completed Proxy card or ballot in person.

How do I vote my shares in person if they are held by my broker?

If you hold your shares of common stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other institution. If you hold shares of our common stock in street name and wish to vote in person at the meeting, you must present a recent proxy validating your ownership of the shares of common stock that you intend to vote from your bank, broker or other nominee that held your shares of common stock as of the record date. You will also need proof of identity for entrance to the meeting.

How do I vote my shares that are held in my 401(k) Retirement Plan?

All persons who have shares of our common stock allocated to their accounts as participants or beneficiaries under the MasTec, Inc. 401(k) Retirement Plan, which we refer to as the 401(k) Plan, may instruct Prudential Bank & Trust, which acts as the Trustee for the 401(k) Plan and which we refer to as the Trustee, to vote the shares of common stock held for their account as participants or beneficiaries of the 401(k) Plan. You can instruct the voting of stock you hold in the 401(k) Plan by requesting a voting instruction card to sign, date, and return, or by submitting your vote by telephone or through the Internet. Please see the Notice of Internet Availability of Proxy Materials we sent to you or this Proxy Statement for specific instructions on how to provide voting instructions by any of these methods. Please note that your voting instructions for stock you hold in the 401(k) Plan must be returned by 11:59 p.m., Eastern Time, on May 22, 2013. In the event no voting instruction card is received from a participant or beneficiary or a voting instruction card is received without instructions, or in the event shares are not yet allocated to any participant’s account, those shares will not be voted for any of the proposals. The Trustee does not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee as proxy will vote upon such matters according to its judgment.

Any 401(k) Plan participant or beneficiary who executes and delivers a proxy card may revoke it at any time prior to its use by executing and delivering a duly executed voting instruction card bearing a later date or by giving written notice to the Trustee. The Trustee will vote the shares held for the accounts of the participants or their beneficiaries in the 401(k) Plan in accordance with the instructions noted thereon, and only the Trustee of the 401(k) Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

What am I voting on?

At the Annual Meeting, our shareholders will be asked to vote on the following proposals:

1.	The election of Robert J. Dwyer, Frank E. Jaumot and Jose S. Sorzano as Class III Directors to serve until the 2016 Annual Meeting of Shareholders;

2.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year;

3.	Approval of the MasTec, Inc. Bargaining Units ESPP, which we refer to as the ESPP;

4.	Approval of the MasTec, Inc. 2013 Incentive Compensation Plan, which we refer to as the 2013 Plan; and

5.	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

What vote is required for the proposals?

Election of directors

If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of common stock voting in person or represented by proxy at the Annual Meeting, which means that the three nominees who receive the most affirmative votes will be elected to the Board of Directors. In voting to elect nominees to the Board of Directors, shareholders may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.

Ratification of BDO USA, LLP as our independent auditor

If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that the number of votes cast at the Annual Meeting in favor of ratification exceeds the number of votes cast opposing ratification.

Approval of the ESPP

If a quorum is present, approval of the ESPP requires that the number of votes cast at the Annual Meeting in favor of the ESPP exceeds the number of votes cast opposing the ESPP.

Approval of the 2013 Plan

If a quorum is present, approval of the 2013 Plan requires that the number of votes cast at the Annual Meeting in favor of the 2013 Plan exceeds the number of votes cast opposing the 2013 Plan; provided that, pursuant to the New York Stock Exchange’s shareholder approval policy, the total votes cast on the proposal must represent over 50% of all votes entitled to vote on the proposal. Pursuant to the New York Stock Exchange’s interpretations of its shareholder approval policies, abstentions will have the same effect as votes against the proposal, and broker non-votes will also have the effect of votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which case, broker non-votes will have no effect on the result of the vote.

As of March 18, 2013, our directors and executive officers beneficially owned approximately 17,388,905 shares of our common stock (of which 664,471 shares are beneficially owned through options exercisable within 60 days), constituting approximately 22.5% of our outstanding common stock. We believe that these holders will vote their shares of common stock in accordance with the recommendations of our Board of Directors as set forth in this Proxy Statement.

How are abstentions and broker “non-votes” treated?

Abstentions

Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum; however, abstentions will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal. See “What vote is required for the proposals?—Approval of the 2013 Plan” for a discussion of the effect of abstentions on the proposal to approve the 2013 Plan.

Broker “non-votes”

Under the rules of the New York Stock Exchange, if a broker, bank or other institution that holds shares in street name for a customer does not receive voting instructions from that customer with respect to such shares, the broker may vote those shares on only certain “routine” matters. A broker may not vote such shares on “non-routine” matters unless it receives voting instructions from the customer for whom it holds shares. A broker

“non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, except with respect to the proposal to approve the 2013 Plan, broker non-votes will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal. See “What vote is required for the proposals?—Approval of the 2013 Plan” for a discussion of the effect of broker non-votes on the proposal to approve the 2013 Plan.

Other than Proposal No. 2 (the ratification of the appointment of BDO USA, LLP as our independent certified public accounting firm), all of the proposals in this Proxy Statement are considered “non-routine” matters. For this reason, we urge you to give voting instructions to your broker. If any “routine” matters (in addition to Proposal No. 2) are properly brought before the Annual Meeting, then brokers holding shares in street name will be permitted to vote those shares in their discretion for any such routine matters.

Will there be any other items of business on the agenda?

The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the proxy that is submitted via the Internet, phone or mail will have discretionary authority to vote all proxies unless otherwise specified to the contrary with respect to such matters in accordance with the recommendation of the Board of Directors.

What happens if I submit or return my proxy card without voting?

If you properly submit your proxy via the Internet, phone or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your proxy with no direction, the proxy will be voted “FOR”:

•	The election of Robert J. Dwyer, Frank E. Jaumot and Jose S. Sorzano as Class III Directors to serve until the 2016 Annual Meeting of Shareholders;

•	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year;

•	Approval of the ESPP;

•	Approval of the 2013 Plan; and

•	Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

Can I change my vote after I have voted?

A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by:

•	Written notice delivered to our Corporate Secretary at MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134;

•	Executing and delivering to our Corporate Secretary a proxy with a later date;

•	Attending the Annual Meeting and voting in person; or

•	Submitting a telephonic or electronic vote with a later date.

With respect to telephonic or electronic votes, the last vote transmitted will be the vote counted. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, but we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, we reserve the right to solicit proxies through our directors, officers and employees in person and by telephone or facsimile; however, these persons will not receive any additional compensation for any such solicitation efforts.

Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held as of the record date by them.

Who has paid for this proxy solicitation?

All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement should you request a printed copy of the proxy materials, will be borne by MasTec.

How do I obtain a list of MasTec’s shareholders?

A list of MasTec’s shareholders as of March 18, 2013, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134 during normal business hours during the 10-day period immediately prior to the Annual Meeting.

How do I submit a proposal for the 2014 Annual Meeting?

Under our bylaws, no business, may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board of Directors or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified by our bylaws. Under our bylaws, we must receive any eligible proposal from an eligible shareholder intended to be presented at the 2014 Annual Meeting of Shareholders on or before December 11, 2013 for the proposal to be properly brought before the meeting. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and Proxy related to that meeting. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 11, 2013 of an intent to present any proposal at MasTec’s 2014 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and Proxy, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has nominated Robert J. Dwyer, Frank E. Jaumot and Jose S. Sorzano to stand for election as Class III Directors at the Annual Meeting, to hold office until the 2016 Annual Meeting and until their respective successors are elected and qualified. All of the director nominees are incumbent directors.

The Board of Directors is composed of eight directors elected in three classes, with three Class I, two Class II, and three Class III Directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class III Directors expire at the Annual Meeting. If elected, the nominees for Class III Directors will serve until the 2016 Annual Meeting of Shareholders. The terms of the Class I Directors expire at the 2014 Annual Meeting of Shareholders and the terms of the Class II Directors expire at the 2015 Annual Meeting of Shareholders.

Additional background information regarding the nominees for election is provided below. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class III Director.

Information as to Nominees and Other Directors

Nominees for Class III Directors

Robert J. Dwyer, 69, joined our Board of Directors in October 2004. Mr. Dwyer retired in 1999 and is currently a private investor. Prior to 1999, Mr. Dwyer spent 17 years with Morgan Stanley and Dean Witter Reynolds in various executive positions. He currently serves as a director of Bimini Capital Management, Inc. and Mellon Optima L/S Strategy Fund, LLC and formerly served as a director of BNY/Ivy Multi-Strategy Hedge Fund, LLC. Mr. Dwyer has numerous charitable and civic interests and has served on boards of several public and private companies. Mr. Dwyer has 34 years of experience in financial markets, including capital markets, corporate finance and mergers and acquisitions and general executive management experience.

Frank E. Jaumot, 56, joined our Board of Directors in September 2004. Mr. Jaumot has been the Director of Accounting and Auditing for the certified public accounting firm of Ahearn, Jasco and Company, P.A. since 1991. From 1979 to 1991, Mr. Jaumot was associated with Deloitte & Touche LLP. Mr. Jaumot is a Certified Public Accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He also is a member of the Board of Directors for Junior Achievement of South Florida (a not-for-profit charity) and Bimini Capital Management, Inc. Mr. Jaumot has extensive experience in accounting, financial controls, auditing and Securities and Exchange Commission (SEC) reporting.

Jose S. Sorzano, 72, has been a member of our Board of Directors since October 1995. Mr. Sorzano has been Chairman of The Austin Group, Inc., an international corporate consulting firm, since 1989, and a member of the Board of Advisors of the Free Cuba Committee since 2000. Mr. Sorzano was Special Assistant to President Reagan for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown University, from 1969 to 1987; Ambassador and U.S. Deputy Permanent Representative to the United Nations from 1983 to 1985; and Chairman of the Board of Visitors, U.S. Army Western Hemisphere Institute for Security Cooperation from 2003 to 2006. Mr. Sorzano has significant experience in governmental and international affairs, and international business.

Class II Directors

José R. Mas, 41, has been our Chief Executive Officer since April 2007. From April 2007 to January 2010 Mr. Mas was also our President. Mr. Mas served as MasTec’s Vice Chairman of the Board and Executive Vice President — Business Development from August 2001 until March 2007. Mr. Mas started with MasTec in 1992, and from 1999 until 2001 he was head of MasTec’s Communications Service Operation. Mr. Mas is the brother of Jorge Mas, our Chairman of the Board. Given Jose Mas’ long tenure with MasTec, he has considerable knowledge of, and a unique perspective on, MasTec’s business, development, strategy and opportunities, which makes his service on the Board of Directors extremely valuable.

John Van Heuvelen, 66, has been a member of our Board of Directors since June 2002. Mr. Van Heuvelen spent 13 years with Morgan Stanley and Dean Witter Reynolds in various executive positions in the mutual fund, unit investment trust and municipal bond divisions before serving as President of Morgan Stanley Dean Witter Trust Company from 1993 until 1999. Since 1999, Mr. Van Heuvelen has been a private investor based in Denver, Colorado. His investment activities have included investments in private telecom and technology firms, an area where he still remains an active investor. In addition, Mr. Van Heuvelen was owner of a construction company for six years. Mr. Van Heuvelen currently serves on the Board of Directors of Hallador Energy Company and Orchid Island Capital, Inc. and was previously a member of the Board of Directors of LifeVantage, Inc. from August 2005 through August 2007. Mr. Van Heuvelen’s extensive executive management experience along with his years of service on boards of other public and private companies enables him to provide MasTec with important leadership skills and impressive experience in our key markets, as well as corporate governance skills.

Class I Directors

Ernst N. Csiszar, 62, joined our Board of Directors in October 2005. Mr. Csiszar is currently a private investor and serves on the Board of Directors of Bridge Strategy Group, LLC, a management consulting firm, and Vice Chairman of the Board of Directors of Patriot National Insurance Company, a provider of workers’ compensation insurance and services. Mr. Csiszar also serves as a Director of PHTS, Inc., a health care risk management company, and is a visiting professor at the University of South Carolina. From September 2004 until his retirement in September 2006, Mr. Csiszar was the President and Chief Executive Officer of the Property Casualty Insurers Association of America, the property and casualty insurance industry’s principal trade association. Mr. Csiszar was the Director of Insurance for the State of South Carolina from February 1998 to August 2004 and also served as President of the National Association of Insurance Commissioners in 2004. Mr. Csiszar also served as the President and Chief Executive Officer of Seibels Bruce Group, Inc., a property and casualty insurance company, from 1995 to 1998. Previously, he was a visiting professor at the School of Business at the University of South Carolina and served as Managing Co-director of Holborn Holdings Corporation, a European investment banking firm. Mr. Csiszar has extensive experience in insurance and risk management.

Julia L. Johnson, 50, has been a member of our Board of Directors since February 2002. Since January 2001, Ms. Johnson has been the President of NetCommunications, L.L.C., a regulatory analysis and public policy consulting firm that specializes in the communications, energy, and information technology public policy arenas. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999, serving as chairwoman from January 1997 to January 1999. Ms. Johnson also chaired Florida’s Information Service Technology Development Task Force, which advised then Florida Governor Jeb Bush on information technology policy and related legislative issues, from November 1999 to July 2001. Ms. Johnson also serves on the Board of Directors of each of First Energy Corp., NorthWestern Corporation and American Water Works Co., Inc. Ms. Johnson’s experience in public utility regulatory arenas, service on the boards of several public companies and knowledge of corporate governance, provide her with key skills in implementing corporate strategies and evaluating our primary markets.

Jorge Mas, 50, has been Chairman of our Board of Directors since January 1998 and a director since March 1994. From March 1994 to October 1999, Mr. Mas was our Chief Executive Officer. Mr. Mas has been Chairman of the Board of the Cuban American National Foundation, Inc., a not-for-profit corporation, since July 1999. Mr. Mas is the brother of Jose R. Mas, our Chief Executive Officer. Mr. Mas has considerable knowledge and understanding of our operations, challenges and opportunities, as well as of the industries in which we operate.

Certain Legal Proceedings

In connection with the bankruptcy in 2000 of Sistemas e Instalaciones de Telecomunicación S.A., which we refer to as Sintel, a former MasTec subsidiary which was sold in 1998, Mr. Jorge Mas was named as a defendant along with other defendants in the matter disclosed in our 2012 Annual Report on Form 10-K solely as a result of his membership on the Sintel and MasTec boards. Mr. Mas was not directly involved in any of the transactions that the Spanish prosecutors allege led to Sintel’s bankruptcy.

On June 14, 2012, the Sintel trial began. As a consequence of the MasTec defendants’ arguments and presentation of evidence, a meeting with the prosecutor took place on July 24, 2012. At that meeting, a tentative agreement, which we refer to as the Sintel Agreement, was reached which would result in the exoneration of the MasTec defendants and the dismissal of all the charges against them (including Mr. Jorge Mas). The Sintel Agreement includes an acknowledgement that the MasTec defendants acted in good faith and did not cause Sintel’s bankruptcy.

MasTec entered into the Sintel Agreement in order to avoid significant legal fees and the potential liabilities resulting from the actions of other Spanish defendants for which MasTec may be financially responsible under a theory of subsidiary (or vicarious) liability, the uncertainty of a trial before a foreign tribunal such as the Audiencia Nacional and to eliminate management time devoted to this matter. As part of the Sintel Agreement, MasTec would be dismissed from the case with prejudice. The Sintel Agreement is subject to further negotiations and satisfaction of several conditions, which currently have not been met. A trial is expected to occur if the Sintel Agreement is not completed.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors, in the exercise of its reasonable business judgment, has determined that a majority of our directors qualify as independent directors pursuant to applicable New York Stock Exchange and SEC rules and regulations. In making the determination of independence, the Board considered that no independent director has a material relationship with MasTec, either directly or as a partner or shareholder of an organization that has a relationship with MasTec, or any other relationships that, in the Board’s judgment, would interfere with the director’s independence. Our independent directors are Ernst N. Csiszar, Robert J. Dwyer, Frank E. Jaumot, Julia L. Johnson, Jose S. Sorzano and John Van Heuvelen.

John Van Heuvelen has been selected as the lead independent director to preside over all executive sessions of the independent directors. In this role, Mr. Van Heuvelen is a member of every committee and involved in all committee activities. He is also responsible for facilitating communication between management and the Board. The independent directors meet separately in regularly scheduled executive sessions without management.

The Board of Directors is actively involved in the oversight of risks that could affect MasTec. The committees of the Board are primarily responsible for the oversight of risk as follows: the Audit Committee has oversight over accounting and control risks, as well as risk assessment and risk management; the Compensation Committee has oversight to ensure our compensation and incentive plans do not encourage or incentivize risk taking; the Nominating and Corporate Governance Committee oversees the independence of the Board of Directors, corporate ethics and governance risk; and the Finance and Mergers and Acquisitions Committee has oversight over financial policies and financial strategy. However, the full Board has retained responsibility for enterprise-wide risks and for the general oversight of risks. The Board satisfies this responsibility by receiving reports from the committee chairs, as well as regular reports directly from officers of MasTec responsible for particular risks. Regarding risk related to our compensation policies, see “Risk Considerations in Our Compensation Programs” included on page 30 of this Proxy Statement.

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, including the Executive Committee, the Audit Committee, the Compensation Committee, the Finance and Mergers and Acquisitions Committee and the Nominating and Corporate Governance Committee. Ad hoc committees are formed as needed. The Board and its committees also act by written consent. During 2012, the Board of Directors met on five occasions. During 2012, each of the current directors attended at least 75% of the aggregate of the Board meetings and the meetings of each committee on which such director served.

MasTec separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for determining the strategic direction for MasTec and the day-to-day leadership and performance of MasTec. The principal responsibility of the Chairman of the Board is to serve as chief administrative liaison between our directors and our management and to monitor implementation of the Board of Directors’ directives and actions.

The Executive Committee is composed of Jorge Mas, who serves as Chairman, Julia L. Johnson, Robert Dwyer and John Van Heuvelen. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings subject to certain limitations specified by the Board and applicable law. The Executive Committee did not meet during 2012. The Board of Directors, in the exercise of its reasonable business judgment, has determined that each member of the Executive Committee, other than Mr. Mas, is independent under applicable New York Stock Exchange and SEC rules and regulations.

The Finance and Mergers and Acquisitions Committee is composed of Robert Dwyer, who is currently serving as Chairman, Julia L. Johnson and John Van Heuvelen, all of whom the Board of Directors, in the exercise of its reasonable business judgment, has determined to be independent under applicable New York Stock Exchange and SEC rules and regulations. The Finance and Mergers and Acquisition Committee is charged with fulfilling the Board of Director’s responsibilities, within certain guidelines established by the Board, relating to the evaluation of MasTec’s financing, merger, acquisition and disposition activities. The Finance and Mergers and Acquisitions Committee met four times during 2012.

The Audit Committee is composed of Frank E. Jaumot, who is currently serving as its Chairman, John Van Heuvelen and Ernst N. Csiszar. The Board of Directors, in the exercise of its reasonable business judgment, has determined that (i) John Van Heuvelen and Frank E. Jaumot each qualifies as an “audit committee financial expert,” (ii) each member of the Audit Committee is financially literate and (iii) each member of the Audit Committee is independent for audit committee purposes under applicable New York Stock Exchange and SEC rules and regulations. The Audit Committee assists the Board of Directors in overseeing MasTec’s financial reporting and legal and regulatory compliance program. The Audit Committee also is required to approve all audit and non-audit services provided by our independent registered public accounting firm, including the scope of such services and fees paid to our independent registered public accounting firm. The Board of Directors has adopted a charter that sets forth the responsibilities of the Audit Committee. During 2012, the Audit Committee met on eight occasions. Please refer to the section entitled “Audit Committee and Audit Related Information” for further information regarding the Audit Committee.

The Compensation Committee is composed of Jose S. Sorzano, who currently serves as Chairman, Frank E. Jaumot, Robert J. Dwyer, Julia Johnson and John Van Heuvelen, all of whom the Board of Directors, in the exercise of its reasonable business judgment, has determined to be independent under applicable New York Stock Exchange and SEC rules and regulations. The Compensation Committee is charged with discharging the Board of Director’s responsibilities relating to compensation and evaluation of MasTec’s executive officers, including establishing compensation policies and philosophies for MasTec and its executive officers and reviewing and approving corporate goals and objectives relevant to MasTec’s Chief Executive Officer’s compensation, as well as overseeing MasTec’s incentive compensation plans and equity-based plans that are subject to Board approval. The Compensation Committee has the power to create subcommittees with such powers as the Compensation Committee may from time to time confer to such subcommittees.

For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis.” The Board of Directors has adopted a charter that sets forth the responsibilities of the Compensation Committee. During 2012, the Compensation Committee met on five occasions.

The Nominating and Corporate Governance Committee is composed of Julia L. Johnson, who serves as Chairman, Ernst N. Csiszar, Robert Dwyer, John Van Heuvelen and Jose S. Sorzano, all of whom the Board of Directors, in the exercise of its reasonable business judgment, has determined to be independent under applicable New York Stock Exchange and SEC rules and regulations. The Nominating and Corporate Governance Committee is responsible for developing qualifications for members of the Board of Directors, recommending to the Board of Directors candidates for election to the Board of Directors and evaluating the effectiveness and performance of the Board of Directors. The Nominating and Corporate Governance Committee also develops implements and monitors MasTec’s corporate governance principles and its code of business conduct and ethics;

monitors and safeguards the Board’s independence; and annually undertakes performance evaluations of the Board committees and the full Board of Directors. The Board of Directors has adopted a charter that sets forth the responsibilities of the Nominating and Corporate Governance Committee. During 2012, the Nominating and Corporate Governance Committee met on four occasions.

The Nominating and Corporate Governance Committee has no specific minimum qualifications for director candidates. In general, however, persons considered for membership on the Board must have demonstrated leadership capabilities, be of sound mind and high moral character and be willing and able to commit the necessary time for Board and committee service. In evaluating potential candidates for service on the Board of Directors, the Nominating and Corporate Governance Committee will consider, consistent with its charter, the candidate’s ability to satisfy the New York Stock Exchange’s and SEC’s independence requirements and the candidate’s ability to contribute to the effective oversight and management of MasTec. The Board of Directors has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of MasTec, taking into account the needs of MasTec, the individual’s experience, perspective, skills and knowledge of the industry in which MasTec operates, and such other factors as the Nominating and Corporate Governance Committee may, in its discretion, deem important to successful service as a director.

The Nominating and Corporate Governance Committee will consider candidates recommended by MasTec shareholders pursuant to written applications submitted to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The information required to be included in any such recommendation is set forth in our bylaws, and the general qualifications and specific qualities and skills established by the committee for directors are included in the Charter of the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines. No recommended nominees were received by the Nominating and Corporate Governance Committee from any shareholder or group of shareholders who beneficially own five percent or more of our common stock for the previous year’s Annual Meeting.

The full text of our current Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters, as well as our Corporate Governance Guidelines, are available on MasTec’s website located at www.mastec.com and are available in print to any shareholder who requests them at MasTec, Inc., Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our Internet website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

In 2012, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be considered a committee interlock under SEC rules.

Other Corporate Governance Matters

Interested parties who want to communicate with the Board as a whole, the lead independent director, or any individual Board members, should mark their communications as “Communication to the MasTec, Inc. Board of Directors”, address them to the Board, the lead independent director or the Board members, as the case may be, and direct them to MasTec’s Vice President of Investor Relations at, MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, or by email to marc.lewis@mastec.com. Communications to the non-management members of the Board should be marked clearly as such and should be directed to MasTec’s “Board Designee” and mailed or emailed to the foregoing addresses. The Vice President of Investor Relations will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.

MasTec does not have a policy requiring our directors to attend the Annual Meeting. All of our directors attended our 2012 Annual Meeting of Shareholders.

MasTec has adopted a code of business conduct and ethics, called the Code of Business Conduct and Ethics, that applies to all of our directors, officers and employees and includes additional criteria that are applicable to our Chief Executive Officer and senior financial officers. The full text of the Code of Business Conduct and Ethics is available in the Investor section of MasTec’s website at www.mastec.com under the tab “Corporate Governance” and is available in print to any shareholder who requests it. We intend to provide amendments or waivers to our Code of Business Conduct and Ethics for any of our directors and senior officers on our website within four business days after such amendment or waiver. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information is not a part of this Proxy Statement.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position
Jose R. Mas	41	Chief Executive Officer and Director
Robert Apple	62	Chief Operating Officer
C. Robert Campbell	68	Executive Vice President and Chief Financial Officer
Alberto de Cardenas	44	Executive Vice President, General Counsel and Secretary

Biographical information for Mr. Jose R. Mas can be found in the section entitled “Class II Directors” beginning on page 6.

Robert Apple has been our Chief Operating Officer since December 2006. Previously, Mr. Apple served as group president for MasTec’s energy service operations since 2005. From 2001 to 2004, Mr. Apple was a senior vice president at DIRECTV®, where he was responsible for the installation and service network, warranty program, supply chain management and national dispatch support. From 1997 to 2001, Mr. Apple, while on assignment from Hughes Electronics/DIRECTV® Latin America to Telefonica S.A., served as Chief Operating Officer and Board member of Via Digital, a direct broadcast satellite company and Telefonica affiliate. From 1985 to 1996, Mr. Apple served in various capacities within the Hughes Electronics organization, including as Chief Executive Officer of Hughes Electronics-Spain, Vice President of Hughes Europe and as a program manager for a Hughes Electronics training and support systems group.

C. Robert Campbell has been our Executive Vice President and Chief Financial Officer since October 2004. Mr. Campbell has over 30 years of senior financial management experience. From 2002 to 2004, he was Executive Vice President and CFO for TIMCO Aviation Services, Inc. From 1998 to 2000, Mr. Campbell was the President and Chief Executive Officer of BAX Global, Inc. and from 1995 to 1998 Executive Vice President-Finance and Chief Financial Officer for Advantica Restaurant Group, Inc. From 1974 until 1995, Mr. Campbell held various senior management positions with Ryder System, Inc., including 10 years as Executive Vice President and Chief Financial Officer of its Vehicle Leasing and Services Division. Mr. Campbell, who is a Certified Public Accountant, has a Bachelor of Science degree in Industrial Relations from the University of North Carolina, a Masters in Business Administration degree from Columbia University and a Master of Science degree in Accounting from Florida International University.

Alberto de Cardenas has been our Executive Vice President, General Counsel and Secretary responsible for all of MasTec’s corporate and operational legal matters and corporate secretary matters since November 2005. From March 2003 to November 2005, Mr. de Cardenas was Senior Vice President and General Counsel and from January through March 2003, Mr. de Cardenas was Vice President and Corporate General Counsel of Perry Ellis International, Inc. From September 1996 through December 2002, Mr. de Cardenas was a corporate and securities attorney at Broad and Cassel. From September 1990 to July 1993, Mr. de Cardenas was an accountant at Deloitte &Touche LLP.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion describes and analyzes our executive compensation philosophy and programs for our named executive officers for the 2012 fiscal year. Our named executive officers for the 2012 fiscal year were Jose R. Mas, our Chief Executive Officer, Robert Apple, our Chief Operating Officer, C. Robert Campbell, our Executive Vice President and Chief Financial Officer, Alberto de Cardenas, our Executive Vice President, General Counsel and Secretary, and Ray Harris, our former President. Mr. Harris’s employment with us terminated on December 31, 2012.

What is Our General Philosophy Regarding Executive Pay?

MasTec’s objectives for its executive compensation program are to attract, motivate and retain a talented, entrepreneurial and innovative team of executives who will provide leadership for MasTec’s success in dynamic and competitive markets. MasTec seeks to accomplish these objectives in a way that rewards both company and individual performance and aligns with our shareholders’ long-term interests.

In 2012, MasTec’s revenue grew to approximately $3.7 billion, representing an increase of $.9 billion or 32% over the prior year. Adjusted EBITDA from continuing operations grew to approximately $322 million in 2012, an increase of approximately $86 million or 35% over the prior year. Adjusted EBITDA from continuing operations is a non-GAAP financial measure. For a description of the rationale for our presentation of Adjusted EBITDA from continuing operations and a reconciliation of net income to Adjusted EBITDA from continuing operations, please see the disclosure under the captions “Non-U.S. GAAP Financial Measures” and “EBITDA and Adjusted EBITDA” beginning on page 45 of our Annual Report on Form 10-K filed with the SEC on February 28, 2013.

The compensation for the named executive officers consists of three primary elements—long-term equity awards in the form of restricted stock awards, annual cash bonuses, and base salaries—that are designed to reward corporate and individual performance and future share value appreciation in a simple and straightforward manner. MasTec’s executive compensation program is intended to promote and retain stability within the executive team. MasTec expects each of its executive officers to contribute to MasTec’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility. When we set compensation amounts and select compensation components for our executive management, we strive to reward the achievement of both short-term and long-term results that will promote earnings growth and stock appreciation. Overall, our compensation philosophy is intended to provide market-competitive base pay levels with meaningful upside opportunity to promote strong performance. This compensation philosophy extends to all levels of our management.

Each named executive officer is a member of MasTec’s executive team. The compensation program for the named executive officers is based on two principles. First, each executive officer must demonstrate exceptional personal performance in order to remain part of the executive team. MasTec believes that executives who underperform should either be removed from the executive team with their compensation adjusted accordingly or be dismissed from MasTec. Second, each named executive officer must contribute as a member of the executive team to MasTec’s overall success rather than focus solely on specific objectives within the officer’s area of responsibility. This team-based approach requires that MasTec carefully consider the relative compensation levels among all executive team members to ensure that its compensation programs are applied consistently and equitably.

We do not have specific policies for allocating between long-term and currently paid out compensation or between cash and non-cash compensation. Rather, the Compensation Committee considers the appropriate balance of performance-based and retention-oriented pay for each executive, as well as market data on the mix of pay, but uses discretion in making its decisions.

How Do We Determine Our Compensation Levels?

Discretion and Judgment of the Compensation Committee; Role of the CEO

The Compensation Committee of our Board of Directors is responsible for assessing recommendations of pay and approving pay levels for our executive management. We target our compensation levels with the following goals in mind: (a) market-competitive base pay (b) short-term and long-term incentive grants that appropriately reward past performance and share-value appreciation; and (c) levels of benefits and perquisites adequate to attract and retain talented and qualified executives.

The Compensation Committee determines all compensation for the named executive officers. The Vice President–Finance compiles information for the Committee’s review. Then the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in the officer’s compensation are appropriate based on the considerations described below. At the Compensation Committee’s request, the CEO provides input for the Compensation Committee to consider regarding the performance and appropriate compensation of the named executive officers other than himself. Mr. Mas does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other named executive officers because of his direct knowledge of each executive. The Compensation Committee reviews those recommendations for non-CEO executive compensation and then determines the compensation levels for all such persons in its discretion, taking into account the executive’s role, performance, internal pay comparisons and available market data. The Compensation Committee’s decisions are then either approved or modified by the Board of Directors.

The Role of Peer Companies and Benchmarking

At the direction of the Board, in 2012, the Compensation Committee engaged Meridian Compensation Partners, which we refer to as Meridian, to construct a peer group appropriate for market comparisons of compensation for our named executive officers and outside directors and to conduct a competitive analysis of the compensation programs for our named executive officers against the compensation programs for the companies in the peer group. As described below under “Compensation of Directors,” the Compensation Committee also engaged Meridian to provide a competitive analysis of the compensation programs for our directors against the compensation programs for the companies in the peer group. Meridian did not assist MasTec in adjusting compensation as a result of such analyses and did not attend any meetings of the Committee in 2012. The Compensation Committee, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, is not aware of any conflict of interest that has been raised by the work performed by Meridian.

For its competitive analysis of the compensation programs for our named executive officers, Meridian compiled a peer group consisting of 14 companies similar in size (measured by gross revenues for the last fiscal year and market capitalization as of March 31, 2012) and industry to MasTec. MasTec was near the median of the peer group with respect to size. The peer group consisted of the following 14 companies: The Shaw Group Inc., Emcor Group Inc., Quanta Services Inc., Chicago Bridge & Iron Co., Foster Wheeler AG, Tutor Perini Corp., Thomas & Betts Corp., Granite Construction Inc., Tetra Tech Inc., Willbros Group Inc., Comfort Systems USA Inc., Dycom Industries Inc., Layne Christensen Co., and Pike Electric Corp. The composition of the peer group was revised from that of the peer group against which MasTec had previously compared its compensation programs to one which is more comparable to MasTec’s current size (both in terms of revenues and market capitalization) following several years of growth.

The Compensation Committee reviewed information regarding peer median executive compensation, our executive compensation program in comparison to peers, and entity performance at peer companies and considered that information, among other things, when it determined total compensation levels that it believed were generally consistent with the pay practices of peer group companies taking into account MasTec’s performance relative to such companies. However, the Compensation Committee, did not, and does not intend to, set compensation components to meet specific market benchmark percentiles. The Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the named executive officers because compensation benchmarking does not take the specific performance of the named executive officers, or the performance of MasTec, into account.

The Role of Shareholder Say-on-Pay Votes

MasTec provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) every three years. At MasTec’s 2011 Annual Meeting of Shareholders, 98% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee viewed our shareholders’ approval of the say-on-pay proposal as support for MasTec’s executive compensation philosophy and programs, and the Compensation Committee did not change its compensation philosophy or programs in 2012. The Compensation Committee will consider the outcome of future say-on-pay proposals when determining executive compensation in subsequent years.

What Components of Compensation Do We Use?

The three primary components of executive compensation for our organization are salary, annual cash bonuses and long-term equity awards in the form of restricted stock awards. Each element is described in more detail below.

Decisions with respect to one element of compensation tend not to affect decisions regarding other elements.

Salary

Our objective for base salary is to provide our executive officers a minimum, fixed level of cash compensation commensurate with their particular positions and qualifications. Base salary is designed to reward core competence in the executive role. We choose to pay base salary because it is required for talent attraction and retention.

Salaries initially are negotiated and set forth in employment agreements between each of our executives and us. Thereafter, our Compensation Committee reviews the salaries of our executive management annually. Salaries are established by (a) reviewing the performance of the executive, (b) reviewing the executive’s salary and overall compensation against a peer group of comparable companies,(c) adjusting (upwards or downward) to reflect individual qualifications, job uniqueness and performance, and (d) engaging in discussions between the CEO and the Compensation Committee in order to make revisions as needed.

The salary for Mr. Campbell has not changed since the September 8, 2011 date of his employment agreement with us.

Effective April 1, 2012, the Compensation Committee approved an increase in Mr. Jose Mas’ annual base salary from $695,000 to $980,000 and an increase in Mr. de Cardenas’ annual base salary from $324,450 to $350,000. The Compensation Committee increased Mr. Jose Mas’ salary upon completion of his annual salary review, which included a review of his compensation against the compensation paid to the CEOs of the companies in the group used by MasTec for compensation review purposes prior to the May 2012 study conducted by Meridian (consisting of the following companies: Dycom Industries, Inc., MYR Group Inc., Pike Electric Corporation, Quanta Services, Inc. and Tetra Tech Inc.). The Compensation Committee awarded Mr. Jose Mas’ annual base salary increase based upon Mr. Mas’ strong performance as CEO reflected in our record operating performance and strategic acquisitions effected during his tenure. The Compensation Committee awarded Mr. de Cardenas’ base salary increase upon completion of his annual review based upon his strong performance, as evidenced by the successful consummation of key strategic acquisitions and other legal matters. On September 28, 2012, the Compensation Committee approved an increase in Mr. Apple’s annual base salary from $453,200 to $525,000.

The Compensation Committee awarded Mr. Apple’s increase upon completion of his annual review based upon Mr. Apple’s strong performance, as evidenced in part by our record operating performance and successful integration of several key acquisitions, and available market data.

Cash Bonuses and Equity Grants

The objective of our annual incentive program is to reward executives for company and individual performance during the prior year. The plan is designed to reward contributions as a member of the executive team to MasTec’s overall success rather than specific objectives solely within the officer’s area of responsibility. In 2012, we chose to pay annual incentives in the form of both cash and restricted stock in order to retain executives and motivate them toward actions that will lead to long-term success and value.

Annual Cash Bonuses

All members of our executive management team are eligible to receive cash bonuses based upon performance. Each executive’s employment agreement provides that he is entitled to receive an annual bonus of up to 100% of his base salary based upon performance, except Mr. de Cardenas who is eligible for annual bonuses of up to 50% of his base salary. In 2012, these bonuses were determined and paid pursuant to the Executive AIP (described below).

Annual Incentive Plan Bonuses

On December 15, 2011, our Board of Directors adopted the MasTec, Inc. Annual Incentive Plan, which we refer to as the Executive AIP. The Executive AIP was subsequently approved by our shareholders at the 2012 Annual Meeting and became effective for 2012 and beyond.

The Executive AIP provides certain of our executive officers the opportunity to receive annual bonuses that are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 as amended, which we refer to as the Code. Executive officers eligible to receive an award under the Executive AIP will be selected by the Compensation Committee not later than 90 days following the start of each fiscal year, at which time the Compensation Committee will determine the maximum amount of the award opportunity.

Awards under the Executive AIP will be paid only if we achieve positive “Consolidated EBITDA,” which is generally calculated by taking MasTec’s consolidated net income, determined in accordance with generally accepted accounting principles, and adding back any deductions for interest, depreciation, amortization, income taxes and certain other deductions and subtracting certain items of income or gain. The maximum award payable to any executive officer under the Executive AIP is the lesser of 2% of Consolidated EBITDA for the year for which the award is payable or $5 million; however, the Compensation Committee may, in its discretion, specify a lesser maximum award opportunity for a participant in any fiscal year.

Even if the performance goal for a particular executive officer is achieved, the maximum award may not necessarily become payable to such executive because the Compensation Committee retains “negative discretion”. Negative discretion allows the Compensation Committee to reduce the award based upon its assessment of MasTec’s actual performance and the executive’s individual performance.

Awards under the Executive AIP may be paid in the form of cash, restricted stock units, restricted stock or any combination of the foregoing, as determined by the Compensation Committee in its sole discretion. Awards in the form of restricted stock units or restricted stock will be issued under the MasTec, Inc. 2003 Employee Stock Incentive Plan as amended from time to time, which we refer to as the SIP, or any other plan adopted by MasTec pursuant to which such awards may be granted.

In March 2012, the Compensation Committee selected each of Messrs. Jose Mas, Apple, Campbell and de Cardenas as participants in the Executive AIP for 2012. In December 2012, the Compensation Committee determined that 2 percent of MasTec’s Consolidated EBITDA would exceed $5 million and, accordingly, for 2012, the maximum possible bonus under the Executive AIP would be $5 million.

The Compensation Committee exercised its negative discretion to reduce bonuses for 2012 below the maximum award amount of $5 million. In determining the final award amounts for each named executive officer for 2012 under the Executive AIP, the Compensation Committee considered MasTec’s record operating performance, continued strong growth and strong balance sheet, the successful integration of several key strategic acquisitions, the peer group study discussed above and the overall compensation levels and the individual total compensation and performance of each recipient.

Based on the foregoing, on December 28, 2012, the Compensation Committee approved the following cash bonuses and restricted stock grants under the Executive AIP for 2012, in an approximate ratio of cash to restricted stock of 50%:50% for the CEO, 100% cash for Mr. Harris who terminated employment at the end of 2012, and 58%:42% for other NEOs.

Executive	Cash	Shares of Restricted Stock	Restricted Stock Value	Total Value
Jose R. Mas, CEO	$1,800,000	75,000	$1,837,500	$3,637,500
Ray Harris, President (1)	$500,000	0	0	$500,000
Robert Apple, COO	$600,000	18,368	$450,016	$1,050,016
C. Robert Campbell, EVP and CFO	$510,000	15,613	$382,519	$892,519
Alberto de Cardenas, EVP, General Counsel and Secretary	$420,000	12,858	$315,021	$735,021

(1)	Mr. Ray Harris’s employment with us terminated on December 31, 2012.

In all cases, the restricted stock will vest on the third anniversary of the grants. See the 2012 Summary Compensation Table for details. Because the restricted stock is, in the first instance, awarded on the basis of performance, the Compensation Committee believed that vesting should be based solely upon continued employment over a significant period of time.

Other Equity Compensation

Our objective for other equity awards is to provide for greater equity ownership by executive management in order to align their interests with the interests of our shareholders. Such awards, made in the form of time-based restricted stock, are designed to reward continued employment and actions that increase stock price. We choose to make such awards to attract and retain talented and success-driven employees.

All executive management equity awards are granted at regularly scheduled meetings, other than those granted upon execution of employment agreements, and the exercise prices of all options are set at the closing price of our common stock on the New York Stock Exchange on the date of the grant. We do not have a program, plan, or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

It has been our practice to award equity to each executive officer upon the execution of his or her employment agreement. We have not awarded any options since 2006. Restrictions on restricted stock awards generally lapse in two to five years, and no restrictions lapse prior to the end of the one year anniversary of the stock grant. Mr. Jose Mas received 100,000 restricted shares upon the execution of his employment agreement on April 18, 2007, all of which vested on April 18, 2012. Mr. de Cardenas received 5,000 restricted shares upon the execution of his employment agreement on February 27, 2008, all of which vested in February 27, 2011. Mr. Apple received 37,500 shares upon the execution of his employment agreement on January 1, 2010, all of which vested on December 28, 2012. Mr. Campbell received 20,000 shares upon the execution of his employment agreement on September 8, 2011, all of which will vest on September 8, 2014.

In addition to equity awards under the Executive AIP, our Compensation Committee periodically recommends, and our Board of Directors approves, other equity awards to our named executive officers in the form of time-vested restricted stock. These awards are granted to align our executives’ interests with those of our shareholders and to incentivize loyalty and long-term performance. We believe that these awards also help us to attract and retain talented and success-driven employees. The awards generally vest at the end of a three year period. On March 19, 2012, Messrs. Jose Mas, Apple, Campbell and de Cardenas were awarded shares of restricted stock in the amounts set forth in the table below, which shares will vest on March 19, 2015. The number of shares granted was determined by the Compensation Committee, in its discretion, at the close of the 2011 fiscal year based upon the overall performance of MasTec and each executive. The Compensation Committee awarded the restricted stock for 2011 performance on the basis of MasTec’s continued improvement despite a difficult economic environment, a strong balance sheet, a new $600 million credit facility and the successful integration of key strategic acquisitions.

Executive	Shares of Restricted Stock	Restricted Stock Value
Jose R. Mas, CEO	40,388	$750,000
Ray Harris, President	0	$0
Robert Apple, COO	13,463	$250,008
C. Robert Campbell, EVP and CFO	11,443	$212,497
Alberto de Cardenas, EVP, General Counsel and Secretary	11,443	$212,497

(1)	Mr. Ray Harris’s employment with us terminated on December 31, 2012.

On December 28, 2012, the Compensation Committee awarded the restricted stock awards under the Executive AIP described above under the caption “What Components of Compensation Do We Use?—Cash Bonuses and Equity Grants — Annual Incentive Plan Bonuses.” Other than the March 19 and December 28 awards described above, we did not grant any equity awards to our named executive officers in 2012. As of April 10, 2013, no equity awards have been granted to our named executive officers in 2013. On December 31, 2012, we entered into a separation agreement with Mr. Harris pursuant to which Mr. Harris agreed that, notwithstanding the termination of the Original Employment Agreement, the covenants contained therein related to confidentiality, intellectual property, non- competition and non-solicitation would survive such termination and we agreed to accelerate the vesting of all unvested shares of restricted stock previously granted to Mr. Harris and which had not yet vested so that such shares vested as of December 31, 2012. The accelerated vesting of 6,316 shares was $157,458.

Equity awards are made under the SIP, which was first approved by both our Board of Directors and our shareholders in 2003 and was amended and restated with the approval of the Board of Directors in 2006. The Compensation Committee administers our SIP and has the authority to determine the terms and conditions of the awards made under the SIP.

Anti-Hedging Policy

Our Insider Trading Policy prohibits short sales of MasTec stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to MasTec stock, by our named executive officers.

Prohibition of Re-Pricing without Shareholder Approval

While the SIP does not prohibit option repricing, we have not engaged in this practice and the 2013 Plan, if approved, will contain a prohibition on the repricing of stock options without shareholder approval.

Retirement Benefits

The objective of our retirement benefits is to assist our employees with the accumulation of adequate financial assets for retirement. Retirement benefits reward employees for saving for their retirement and for continued employment. We choose to provide retirement benefits in order to have a competitive retirement and benefit package in the marketplace.

401(k) Plan

We maintain the 401(k) plan for all employees who have completed at least thirty days of service. Our executives may participate in the 401(k) plan but, in general, their contributions may be limited under the current rules affecting highly compensated employees. We make discretionary matching contributions to the 401(k) plan paid 50% in cash and 50% in MasTec common stock. Company matching contributions vest at a rate of 1/3 per year of service. An employee’s elective contributions are 100% vested when contributed. Historically, our matching contributions were 100% of the first 2.5% of compensation that each eligible participant elected to contribute to the 401(k) plan that year up to a maximum of $2,500 per year. Effective January 1, 2013, we have adopted an amendment to the 401(k) plan to cause it to qualify as a design based safe harbor plan. As a result, our matching contributions were increased to 100% of first 3% of compensation that each eligible participant elected to contribute to the 401(k) plan in that year plus 50% of the amount of such participant’s contributions in excess of 3% but not in excess of 5% of such participant’s compensation.

The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made. The amounts of our matching contributions for our named executive officers for 2012, 2011 and 2010 under the 401(k) Plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 21.

In 2008, our Board of Directors adopted the MasTec Non-Qualified Deferred Compensation Plan. Certain management and highly compensated employees, including executive officers, are eligible to participate in the plan. The objective of this plan is to provide this group of employees with an opportunity on a voluntary basis to defer compensation without regard to the legal limits imposed on our qualified 401(k) plan. Under the plan, participants are allowed to defer up to 50% of their base salary and 100% of their bonus in any given year. We make discretionary matching contributions into the plan. The amount of the matching contribution is determined on an annual basis. For 2010, our matching contribution was 100% of the first 1% of compensation that each eligible participant elected to contribute to the plan that year. For 2011 and 2012, our matching contributions were 100% of the first 2.5% of compensation that each eligible participant elected to contribute to the plan that year up to a maximum of $2,500 per year. Company matching contributions vest at a rate of 1/3 per year of service. An employee’s elective contributions are 100% vested when contributed. Our Board of Directors or the Compensation Committee may, in its sole discretion, but is not required to, credit a contribution to any participants account under the Plan. Such contributions may be smaller or larger than the amount credited to any other participant in any given year. Participants may obtain distributions from the plan only on termination of employment or for elected in-service distributions at which time the distribution will be fully taxable to the employee.

Split Dollar Benefit and Deferred Bonus Agreements

MasTec has split dollar life insurance and deferred bonus agreements with our CEO and our Chairman. The objective of the split dollar agreements is to provide post-retirement life insurance coverage for these persons.

The arrangements are designed to reward continued employment. We choose to provide them because they are an efficient method of providing compensation with a high perceived value to the recipients.

The objective of the deferred bonus arrangements is to solidify the benefits of the split dollar agreements upon a change in control. They are designed to reward continued employment and to keep the recipients focused on MasTec’s success in the face of an actual or threatened change in control. We choose to provide them to achieve the objective noted.

Under the split dollar agreement with Jorge Mas, MasTec is the sole owner and beneficiary of each of the policies subject to the agreement and upon the death of the insured or insureds under the applicable policy, MasTec is entitled to receive a portion of the death benefit under such policy equal to the greater of (i) the total premiums paid by MasTec on such policy, or (ii) the then cash value of such policy immediately before the death of the insured or insureds, excluding surrender charges. Upon termination of the agreement, Jorge Mas, or in the case of a second to die policy, the second to die of Jorge Mas and his wife have an option to purchase each policy subject to the agreement for a purchase price equal to the greater of the amounts referenced above. The total maximum face amount of the insurance for all policies subject to the split dollar agreement was capped at $200 million. MasTec will make the premium payments until the agreement is terminated, which occurs upon any of the following events: (i) bankruptcy or dissolution of MasTec, or (ii) a change in control of MasTec.

MasTec also has a deferred bonus agreement with Jorge Mas. Under this agreement, which is triggered upon a change in control of MasTec, the deferred bonus is equal to the sum of the following amounts, determined with respect to each policy subject to the split dollar agreement: the greater of (i) the total premiums paid by MasTec under such policy, or (ii) the then cash value of such policy immediately prior to the change in control, excluding surrender charges.

MasTec also has a split dollar agreement and a deferred bonus agreement with Jose Mas. The split dollar agreement provides that one or more life insurance policies may be subject to the agreement. At this time, however, the only policy subject to the agreement is the one acquired pursuant to the original agreement, which is in an aggregate face amount of $11 million. MasTec is the sole owner and beneficiary of any policy subject to the agreement, and upon the death of the insured, MasTec is entitled to receive a portion of the death benefit equal to the greater of (i) the total premiums paid by MasTec on such policy, or (ii) the then cash value of such policy immediately before the death of the insured, excluding surrender charges. Upon termination of the agreement, Jose Mas has an option to purchase each policy subject to the agreement for a purchase price equal to the greater of the amounts referenced above. MasTec will make the premium payments until the agreement is terminated, which occurs upon any of the following events: (i) bankruptcy or dissolution of MasTec, or (ii) a change in control of MasTec.

The amount of deferred bonus that is payable upon termination of the split dollar agreement, which is triggered upon a change in control of MasTec, is equal to the sum of the following amounts, determined with respect to each policy subject to the split dollar agreement: the greater of (i) the total premiums paid by MasTec under the terms of such policy, or (ii) the then cash value of such policy immediately prior to the change in control, excluding surrender charges.

Perquisites

In keeping with our philosophy that senior executive compensation should be variable with corporate performance, the Compensation Committee prefers to compensate our named executive officers in cash and equity rather than perquisites. However, we do provide a limited number of perquisites to our named executive officers (a car lease or allowance to all NEOs and a golf membership to one NEO) with the objective of attracting and retaining executives in a competitive marketplace. Perquisites are not designed to reward any particular executive behavior. We choose to provide them to provide MasTec with a competitive advantage in the executive marketplace.

The total value of perquisites provided to the named executive officers during 2012 was a small percentage of each executive officer’s total compensation. These amounts are included in the second to last column of the Summary Compensation Table at page 19 under “All Other Compensation” and related footnotes.

Termination of Employment and Change in Control Agreements

Employment Agreements

We generally negotiate employment agreements with our named executive officers. The objective of these arrangements is to secure qualified executives for leadership positions in our organization as well as to protect our intellectual property by virtue of restrictive covenants contained in the agreements. As of April 10, 2013, we had employment agreements with all of our continuing named executive officers for their current positions. See “Employment and Other Agreements” below.

Our employment agreements provide for the payment of certain compensation and benefits in the event of a change in control of MasTec, as well as in the event of the termination of an executive’s employment. The amount payable varies depending upon the reason for the payment. Although certain investors may have concerns with payments that are made upon a change in control absent a termination of employment, we continue to believe that providing for payments due upon a change in control helps to preserve MasTec’s value by reducing any incentive for key executives to seek employment elsewhere in the event that a change in control of MasTec is proposed or becomes likely. Moreover, on an on going basis, we believe that these arrangements help maintain the continuity of our management team, which we view as a driver of shareholder value. The Compensation Committee has reviewed the material terms of these termination provisions, and believes they are reasonable and appropriate. See “Potential Payments upon Change in Control and Termination of Employment” below for a description of these provisions and a calculation of the amounts that would be payable thereunder in the event that a change in control of MasTec had occurred on December 31, 2012.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our ability to deduct compensation in excess of $1 million each to certain of our executives unless the compensation qualifies as “performance-based compensation,” as defined in Section 162(m). In structuring the compensation arrangements, we considered the requirements and consequences of Section 162(m). The Executive AIP provides for the payment of performance-based annual cash bonuses and equity awards to certain of our executive officers that are intended to qualify as “performance-based compensation,” which is exempt from the Section 162(m) deduction limitations. Although we have taken into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions, we did in 2011 and may in the future approve compensation in excess of $1 million for certain of our executives that does not qualify as “performance-based compensation” for purposes of Section 162(m) in order to ensure competitive levels of compensation for our executive officers.

Accounting for Share-Based Compensation

Before granting stock-based compensation awards, the Compensation Committee considers the accounting impact of the award as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Ownership Guidelines and Requirements

We do not maintain stock ownership guidelines or requirements for our named executive officers, but our Compensation Committee periodically monitors such ownership.

Compensation Committee Report on Executive Compensation

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of MasTec’s filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

In fulfilling our role, we met and held discussions with MasTec’s management and reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement on Schedule 14A. Based on the review and discussions with management and our business judgment, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors

Jose S. Sorzano

Frank E. Jaumot

Robert J. Dwyer

Julia L. Johnson

John Van Heuvelen

2012 Summary Compensation Table

The following table summarizes the compensation information for the years ended December 31, 2012, 2011 and 2010 for our chief executive officer, chief financial officer and our other three most highly compensated executive officers as of the end of 2012. We refer to these persons as our named executive officers elsewhere in this Proxy Statement.

Name & Principal Position	Year	Salary	Bonus (2)	Stock Awards (3)	Non Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Jose R. Mas, CEO	2012	$890,432	—	$2,587,500	$1,800,000	$33,457	$5,311,389
	2011	$662,375	$1,500,000	$650,000	—	$32,673	$2,845,048
	2010	$607,308	$1,300,000	$0	—	$24,704	$1,932,012

Ray Harris, President (1)	2012	$500,000	—	$0	$500,000	$168,048	$1,168,048
	2011	$500,000	$500,000	$124,994	—	$15,568	$1,140,562
	2010	$453,135	$500,000	$1,296,000	—	$14,302	$2,263,437

Robert Apple, COO	2012	$468,665	—	$700,024	$600,000	$23,200	$1,791,889
	2011	$448,377	$500,000	$307,992	—	$20,670	$1,277,039
	2010	$438,615	$572,000	$486,000	—	$24,031	$1,520,646

C. Robert Campbell, EVP & CFO	2012	$453,200	—	$595,016	$510,000	$34,766	$1,592,982
	2011	$421,877	$425,000	$693,209	—	$34,832	$1,574,918
	2010	$400,000	$520,000	$0	—	$36,068	$956,068

Alberto de Cardenas, EVP, General Counsel & Secretary	2012	$342,630	—	$527,518	$420,000	$10,945	$1,301,093
	2011	$320,997	$350,000	$157,509	—	$13,429	$841,935
	2010	$315,280	$250,000	$96,450	—	$13,884	$675,614

(1)	Mr. Ray Harris’ employment with us terminated on December 31, 2012.
(2)	Amounts included in this column represent discretionary cash bonuses awarded for 2010 and 2011.
(3)

Amounts shown in this column represent the fair value of restricted stock awards as of date of issuance computed in accordance with FASB ASC Topic 718. Stock awards for 2012 represent restricted stock awards under the Executive AIP for 2012. Restricted stock awards were valued at the closing market price of our common stock on the date of grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 12 in our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2012.
(4)	Amounts included in this column represents the cash portion of awards under the Executive AIP for 2012.
(5)	All other compensation consists of the following:

Name & Principal Position	Year	Car lease or car allowance	Matching Contributions to 401(k) Plan	Matching Contributions to Deferred Compensation Plan	Imputed benefit from Split Dollar Life Insurance Policy		Golf Membership	Executive Long Term Disability (1)	Accelerated vesting of stock award (2)	Total
Jose R. Mas, CEO	2012	$19,200	—	—	$13,200	(4)	—	$1,057		$33,457
Ray Harris, President (3)	2012	$9,000	—	—	—		—	$1,590	$157,458	$168,048
Robert Apple, COO	2012	$18,595	$2,500	—	—		—	$2,104		$23,200
C. Robert Campbell, EVP & CFO	2012	$18,394	$2,500	$2,500	—		$10,534	$838		$34,766
Alberto de Cardenas, EVP, General Counsel & Secretary	2012	$7,278	$2,500	—	—		—	$1,167		$10,945

(1)	The amounts shown in this column include premiums for Executive Supplemental Long Term Disability for Messrs. Mas, Harris, Apple, Campbell and de Cardenas for 2012.
(2)	Represents 6,316 shares acquired upon the vesting of previously unvested restricted stock on December 31, 2012 pursuant to the separation agreement between MasTec and MasTec. The fair value of the shares was calculated based upon the closing market price of our common stock of $24.93 per share, as reported by the New York Stock Exchange on December 31, 2012
(3)	Mr. Ray Harris’ employment with us terminated on December 31, 2012.
(4)	The amounts shown in this column for Mr. Mas include imputed income with respect to a life insurance policy owned by MasTec on the life of Jose R. Mas. Pursuant to Mr. Mas’ split dollar agreement, MasTec is entitled to recover out of the death benefit proceeds, the greater of all premiums it pays on the policies or the cash surrender value of the life insurance policy upon the death of the insured. The balance of the death benefit would be paid to the beneficiaries designated by Mr. Mas. See “Split Dollar Benefit and Deferred Bonus Agreements” for a description of the split dollar agreements that MasTec has entered into with Mr. Mas.

Grants of Plan-Based Awards in 2012

The following table provides additional information about the plan based awards granted to the named executive officers for the year ended December 31, 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock & Option Awards
Jose R. Mas, CEO	3/19/2012 12/28/2012	40,388 75,000	$ $	750,000 1,837,500	(1) (2)
Ray Harris, President (3)	—	—		—
Robert Apple, COO	3/19/2012 12/28/2012	13,463 18,368	$ $	250,008 450,016	(1) (2)
C. Robert Campbell, EVP & CFO	3/19/2012 12/28/2012	11,443 15,613	$ $	212,497 382,519	(1) (2)
Alberto de Cardenas, EVP, General Counsel & Secretary	3/19/2012 12/28/2012	11,443 12,858	$ $	212,497 315,021	(1) (2)

(1)	Represents shares of restricted stock granted under the SIP, which vest three years after the grant date. The grant date value of the restricted stock award is based on the closing market price of $18.57 for our common stock on March 19, 2012.
(2)	Represents shares of restricted stock granted under the Executive AIP, which vest three years after the grant date. The grant date value of the restricted stock award is based on the closing market price of $24.50 for our common stock on December 28, 2012.
(3)	Mr. Ray Harris’ employment with us terminated on December 31, 2012.

Outstanding Equity Awards as of December 31, 2012

The following table sets forth our outstanding equity awards as of December 31, 2012 for our named executive officers.

	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Jose R. Mas, CEO	8/14/2003	150,000	—	$7.74	8/14/2013	—		—
	8/5/2005	150,000	—	$9.67	8/5/2015	—		—
	3/20/2011	—	—	—	—	32,845	(2)	$818,826
	3/19/2012	—	—	—	—	40,388	(3)	$1,006,873
	12/28/2012	—	—	—	—	75,000	(4)	$1,869,750
Ray Harris, President (5)	—	—	—	—	—	—		—
Robert Apple, COO	4/4/2005	39,471	—	$7.60	4/4/2015	—		—
	8/3/2006	100,000	—	$12.93	8/3/2016	—		—
	3/20/2011	—	—	—	—	15,563	(2)	$387,986
	3/19/2012	—	—	—	—	13,463	(3)	$335,633
	12/28/2012	—	—	—	—	18,368	(4)	$457,914
C. Robert Campbell, EVP & CFO	11/1/2005	40,000	—	$10.01	11/1/2015	—		—
	8/3/2006	75,000	—	$12.93	8/3/2016	—		—
	3/20/2011	—	—	—	—	14,149	(2)	$352,735
	9/8/2011	—	—	—	—	20,000	(6)	$498,600

	3/19/2012	—	—	—	—	11,443	(3)	$285,274
	12/28/2012	—	—	—	—	15,613	(4)	$389,232
Alberto de Cardenas, EVP, General Counsel & Secretary	11/16/2005	65,000	—	$10.13	11/16/2015	—		—
	3/20/2011	—	—	—	—	7,959	(2)	$198,418
	3/19/2012	—	—	—	—	11,443	(3)	$285,274
	12/28/2012	—	—	—	—	12,858	(4)	$320,550

(1)	The market value of the shares was calculated based upon the closing market price of our common stock of $24.93 per share, as reported by the New York Stock Exchange on December 31, 2012.
(2)	These shares were awarded on March 20, 2011 and vest on March 20, 2014.
(3)	These shares were awarded on March 19, 2012 and vest on March 19, 2015.
(4)	These shares were awarded on December 28, 2012 and vest on December 28, 2015.
(5)

Mr. Ray Harris’s employment with us terminated on December 31, 2012. On that date, we entered into a separation agreement with Mr. Harris pursuant to which we agreed to accelerate the vesting of all unvested shares of restricted stock previously granted to Mr. Harris and which had not yet vested so that such shares vested as of December 31, 2012.
(6)	These shares were awarded on September 8, 2011 and vest on August 15, 2014.

Options Exercised and Stock Vested in Fiscal Year 2012

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting		Value Realized on Vesting
Jose R. Mas, CEO	—		—	100,000		$1,658,000	(1)
Ray S. Harris, President (2)	—		—	106,316	(3)	$2,650,458	(4)
Robert Apple, COO	19,129 31,400	$ $	288,781 420,446	37,500		$918,750	(5)
C. Robert Campbell, EVP & CFO	20,000 34,383 1,674 43,943	$ $ $ $	254,085 595,170 29,295 809,430	25,000		$486,750	(6)
Alberto de Cardenas, EVP, General Counsel & Secretary	25,000		$331,750	7,500		$183,750	(5)

(1)	The market value of the shares was calculated based upon the closing market price of our common stock of $16.58 per share, as reported by the New York Stock Exchange on April 18, 2012.
(2)	Mr. Ray Harris’ employment with us terminated on December 31, 2012.
(3)	Includes 6,316 shares acquired upon the vesting of previously unvested restricted stock on December 31, 2012 pursuant to the separation agreement between MasTec and Mr. Harris.
(4)	The market value of the shares was calculated based upon the closing market price of our common stock of $24.93 per share, as reported by the New York Stock Exchange on December 31, 2012.
(5)	The market value of the shares was calculated based upon the closing market price of our common stock of $24.50 per share, as reported by the New York Stock Exchange on December 28, 2012.
(6)	The market value of the shares was calculated based upon the closing market price of our common stock of $19.47 per share, as reported by the New York Stock Exchange on August 17, 2012.

Nonqualified Deferred Compensation

The following table sets forth the employer and employee contributions to, earnings under, and aggregate balances of nonqualified defined contribution and other deferred compensation plans we maintain.

Name	Executive Contributions in 2012(1)	Registrant Contributions in 2012(1)	Aggregate Earnings in 2012	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2012
Jose R. Mas, CEO (2)	—	—	$18,267	—	$848,505
Ray Harris, President (3)	$5,090	—	$1,788	—	$25,665
Robert Apple, COO	—	—	$10,808	—	$97,394
C. Robert Campbell, EVP & CFO	$138,821	$2,500	$20,476	—	$797,143
Alberto de Cardenas, EVP & General Counsel & Secretary			$2,498	—	$26,331

(1)	Contributions made to MasTec’s non-qualified deferred compensation plans by and on behalf of named executive officers for 2012.
(2)

On April 3, 2006, MasTec and Jose R. Mas entered into a deferred bonus agreement in which we agreed to pay Mr. Mas a bonus in the event the split dollar agreement with Mr. Mas described in “Split Dollar Benefit and Deferred Bonus Agreements” was terminated due to a change of control of MasTec. The amount in the Aggregate Balance at December 31, 2012 column represents the sum of all of the premiums paid by MasTec pursuant to the arrangement.
(3)	Mr. Ray Harris’ employment with us terminated on December 31, 2012. He will receive a lump sum distribution of $19,361 on July 1, 2013. The remainder of $6,304 will be paid out in equal payments over 10 years.

Potential Payments upon Change in Control and Termination of Employment

Each of the continuing named executive officers has an employment agreement with us that provides for us to make continued payments and provide certain benefits to the executive upon termination of employment with our company. Mr. Harris’s employment agreement was terminated effective as of December 31, 2012 and therefore is not described below.

Each of the employment agreements for the continuing named executive officers also provides for each of such named executive officers to receive certain payments in the event of a change in control, as follows:

•

Jose R. Mas. Mr. Mas would become entitled to receive one and a half times his base salary and average performance bonuses during the term of his employment agreement, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits as provided for in the employment agreement.

•

Robert Apple. Mr. Apple would become entitled to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for a period of 12 months.

•

C. Robert Campbell. Mr. Campbell would become entitled to one and a half times his base salary and average performance bonuses during the last three calendar years for which he was an employee, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits for a period of 12 months.

•

Alberto de Cardenas. Mr. de Cardenas would become entitled to two times his base salary, the immediate vesting of any unvested options and restricted stock and the continuation of benefits as set forth in his employment agreement for a period of 12 months.

For these purposes, “Change in Control” generally means:

•

Acquisition By Person of Substantial Percentage. The acquisition by a Person (including “affiliates” and “associates” of such Person, but excluding MasTec, any “parent” or “subsidiary” of MasTec or any employee benefit plan of MasTec) of a sufficient number of shares of the common stock, or securities convertible into the common stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving MasTec or any “parent” or “subsidiary” of MasTec, to constitute the Person the actual or beneficial owner of 51% or more of the Common Stock;

•

Disposition of Assets. Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of MasTec or of any “subsidiary” of MasTec to a Person described above; or

•

Substantial Change of Board Members. During any of MasTec’s fiscal years, individuals who at the beginning of such year constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the directors in office at the beginning of the fiscal year.

For purposes of this definition, the terms “affiliate,” “associate,” “parent” and “subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 under Section 12 of the 1934 Act.

Each continuing named executive officer’s employment agreement also provides that such named executive officer would be entitled to receive certain payments in the event that his employment was terminated as follows:

•

Jose R. Mas. Following termination of Mr. Mas’ employment by us without cause (as defined in the agreement) or by Mr. Mas for good reason, Mr. Mas would receive his base salary, an amount equal to the average of the performance bonuses (as defined in the agreement) he received during the term of the Agreement and benefits from the date of termination for twelve months. In the event Mr. Mas’ employment is terminated by MasTec as a result of death or disability, then Mr. Mas or his estate will receive an amount equal to his base salary and the pro-rata portion of his annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred and all unvested options and restricted stock shall immediately vest.

•

Robert Apple. Following termination of Mr. Apple’s employment by us without cause (as defined in the agreement) or by Mr. Apple for good reason (as defined in the agreement), Mr. Apple would receive his base salary, an amount equal to the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement from the date of termination for twelve months. In the event Mr. Apple’s employment is terminated by MasTec as a result of death or disability, then Mr. Apple or his estate will receive an amount equal to his base salary and any annual performance bonus earned through the date of death or disability to which he would have been entitled for the year in which the death or disability occurred and all unvested options and restricted stock shall immediately vest.

•

C. Robert Campbell. Following termination of Mr. Campbell’s employment by us without cause (as defined in the agreement) or by Mr. Campbell for good reason (as defined in the agreement), Mr. Campbell will receive his base salary, an amount equal to the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement from the date of termination for twelve months. In the event Mr. Campbell’s employment is terminated by MasTec as a result of death or disability, then Mr. Campbell or his estate will receive an amount equal to his base salary and any annual performance bonus earned through the date of death or disability, and all unvested options and restricted stock shall immediately vest.

•

Alberto de Cardenas. Following termination of Mr. de Cardenas by us without cause (as defined in the agreement) or by Mr. de Cardenas for good reason (as defined in the agreement), Mr. de Cardenas will receive his base salary and benefits for a period of twelve months from the date of termination. In the event Mr. de Cardenas’ employment is terminated by us as a result of death or disability, then Mr. de Cardenas or his estate will receive an amount equal to his base salary and any annual performance bonus earned through the date of death or disability he would have been entitled for the year in which the death or disability occurred and all unvested options and restricted stock shall immediately vest.

The following tables illustrate the payments and benefits that each named executive officer would have received under his employment agreement if his employment with MasTec had terminated on December 31, 2012 for any of the reasons described in the table. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the named executive officers, which would only be known at the time that employment actually terminates.

Estimates of the amount that would be payable in the event that a change in control had occurred on December 31, 2012 are quantified in the following tables:

Executive: Jose R. Mas

Executive Benefits upon Change in Control and Termination of Employment	Disability	Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$980,000	$1,470,000
Performance Bonus			$1,737,502	$2,606,252
Total Cash Severance			$2,717,502	$4,076,252
Long Term Incentives
Value of Accelerated Stock Grants (1)	$3,695,449	$3,695,449	$3,695,449	$3,695,449
Benefits & Perquisites
Health & Welfare Benefits			$16,103	$16,103
Company Car			$19,200	$19,200
Total Benefits & Perquisites			$35,303	$35,303
Section 280G Tax Gross-Up (2)				$3,423,338

OVERALL TOTAL	$3,695,449	$3,695,449	$6,448,254	$11,230,342

(1)	Represents the amount of the closing price on the New York Stock Exchange for a share of MasTec’s common stock on December 31, 2012 ($24.93) multiplied by the number of restricted shares that would have been subject to accelerated vesting.
(2)	Mr. Mas is entitled to receive a tax gross-up payment to reimburse him for any excise tax to which he would be subject under Section 4999 of the Code with respect to any “excess parachute payment” that he receives from MasTec. Mr. Mas generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Thus, facts and circumstances at the time of any change in control, as well as changes in Mr. Mas’ W-2 compensation history, could materially impact whether and to what extent any payment to Mr. Mas would result in an “excess parachute payment” and thus result in an excise tax.

Executive: Robert Apple

Executive Benefits upon Change in Control and Termination of Employment	Disability	Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$525,000	$787,500
Performance Bonus			$893,339	$1,340,009
Total Cash Severance			$1,418,339	$2,217,509
Long Term Incentives
Value of Accelerated Stock Grants (1)	$1,181,532	$1,181,532	$1,181,532	$1,181,532
Benefits & Perquisites
Health & Welfare Benefits			$17,150	$17,150
Company Car			$18,595	$18,595
Total Benefits & Perquisites			$35,745	$35,745

OVERALL TOTAL	$1,181,532	$1,181,532	$2,635,616	$3,434,786

(1)	Represents the amount by which the closing price on the New York Stock Exchange for a share of MasTec’s common stock on December 31, 2012 ($24.93) multiplied by the number of shares of restricted stock that would have been subject to accelerated vesting.

Executive: C. Robert Campbell

Executive Benefits upon Change in Control and Termination of Employment	Disability	Death	Termination by Company without Cause or Resignation with Good Reason	Change of Control
Cash Severance
Base Salary			$453,200	$679,800
Performance Bonus			$776,675	$1,165,013
Total Cash Severance			$1,229,875	$1,844,813
Long Term Incentives
Value of Accelerated Stock Grants(1)	$1,525,841	$1,525,841	$1,525,841	$1,525,841
Benefits & Perquisites
Health & Welfare Benefits			$15,909	$15,909
Company Car			$18,394	$18,394
Total Benefits & Perquisites			$34,303	$34,303

OVERALL TOTAL	$1,525,841	$1,525,841	$2,790,019	$3,404,957

(1)	Represents the amount by which the closing price on the New York Stock Exchange for a share of MasTec’s common stock on December 31, 2012 ($24.93), multiplied by the number of shares of restricted stock that would have been subject to accelerated vesting.

Executive: Alberto de Cardenas

Executive Benefits upon Change in Control and Termination of Employment	Disability	Death	Termination without Cause or Resignation with Good Reason	Change of Control
Base Salary			$350,000	$700,000
Total Cash Severance			$350,000	$700,000
Long Term Incentives
Value of Accelerated Stock Grants (1)	$804,242	$804,242	$804,242	$804,242
Benefits & Perquisites
Health & Welfare Benefits			$16,213	$16,213
Company Car			$7,278	$7,278
Total Benefits & Perquisites			$23,491	$23,491

OVERALL TOTAL	$804,242	$804,242	$1,177,733	$1,527,733

(1)	Represents the closing price on the New York Stock Exchange for a share of MasTec’s common stock on December 31, 2012 ($24.93), multiplied by the number of shares of restricted stock that would have been subject to accelerated vesting.

Employment and Other Agreements

Employment Agreements

On April 18, 2007, MasTec entered into an employment agreement with Jose R. Mas, MasTec’s President and Chief Executive Officer, effective as of April 18, 2007. The term of the Agreement continues until the Agreement is terminated in accordance with the terms and provisions thereof. No amendments have been made to Mr. Mas’ employment agreement in 2012. The agreement originally provided that Mr. Mas would be paid an annual salary of $500,000, which was increased by the Compensation Committee to $650,000, effective April 1, 2010, to $669,500, effective May 6, 2011, and to $980,000 effective April 1, 2012. The agreement also provides that Mr. Mas shall be eligible for annual performance bonuses of up to his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. Pursuant to the terms of the agreement, Mr. Mas received 100,000 shares of MasTec’s common stock, which vested on the fifth anniversary of the agreement. Following termination of employment by MasTec without cause or by Mr. Mas for good reason, Mr. Mas will receive his base salary, an amount equal to the average of the performance bonuses he received during the term of the agreement and benefits from the date of termination for twelve months. If there is a change of control of MasTec during the employment term, Mr. Mas will be entitled to one and a half times his base salary and average performance bonuses during the term of the agreement, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits as provided in the agreement. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Effective January 1, 2010, MasTec entered into an employment agreement with Robert Apple relating to his employment as Chief Operating Officer. The agreement remains in effect until terminated and provides that Mr. Apple will be paid an annual salary of $440,000, which was increased to $453,200 effective May 6, 2011 and $525,000 effective September 28, 2012. The agreement also provides for annual performance bonuses of up to his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. Pursuant to the terms of the agreement, Mr. Apple received 37,500 shares of MasTec’s common stock, which vested on the third anniversary of the effective date of the agreement. Following termination of Mr. Apple’s employment by us without cause (as defined in the agreement) or by Mr. Apple for good reason (as defined in the agreement), Mr. Apple would receive his base salary, an amount equal to the average of the performance bonuses he received during the last three calendar years and certain employee benefits set forth in the agreement from the date of termination for twelve months. If there is a change of control of MasTec during the employment term, Mr. Apple will be entitled to one and a half times his (i) base salary for twelve months and (ii) average performance bonuses during the last three calendar years for which he was our employee divided by twelve for twelve months, a gross-up payment if an excise tax is triggered, the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits as set forth in the agreement. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Effective August 15, 2011, MasTec entered into an employment agreement with C. Robert Campbell relating to his continuing employment as Executive Vice President and Chief Financial Officer. The agreement remains in effect until terminated and provides that Mr. Campbell will be paid an annual base salary of $453,200. The agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. Pursuant to the terms of the agreement, Mr. Campbell was granted 20,000 shares of MasTec’s common stock on September 8, 2011, which will vest on August 15, 2014. Following termination of Mr. Campbell’s employment by MasTec without cause or by Mr. Campbell for good reason, Mr. Campbell would receive his base salary, an amount equal to the average of the performance bonuses he received during the last three complete calendar years preceding termination and certain employee benefits set forth in the agreement for a period of twelve months from the date of termination. If Mr. Campbell’s employment is terminated and provided that he was not terminated for cause and did not breach certain of his obligations set forth in the agreement, his restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants will remain exercisable for the full term of the grant. If there is a change of control (as defined in the agreement) of MasTec during the employment term, Mr. Campbell would be entitled (i) to a lump sum payment equal to the sum of (x) one and a half times his base salary and (y) one and a half times his average performance bonuses for the last three complete calendar years for which he was an employee of MasTec, (ii) the immediate vesting of any previously unvested options and restricted stock and (iii) the continuation of benefits as set forth in the agreement. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Effective January 1, 2008, MasTec entered into an employment agreement with Alberto de Cardenas relating to his employment as Executive Vice President, General Counsel and Secretary. The agreement remains in force until terminated and provides that Mr. de Cardenas will be paid an annual salary of $315,000 which was increased to $324,450 effective May 6, 2011 and $350,000 effective April 1, 2012. The agreement also provides for annual performance bonuses of up to 50% of his base salary based on the achievement of goals established by the Compensation Committee, in its sole discretion. Pursuant to the agreement, we granted to Mr. de Cardenas 5,000 shares of restricted stock, which vested on January 1, 2011. Mr. de Cardenas may also participate in our bonus plan for senior management and for equity to be granted pursuant to our SIP. Following termination of employment by MasTec without cause or by Mr. de Cardenas for good reason, Mr. de Cardenas will receive his base salary and benefits for a period of twelve months from the date of termination. If there is a change of control of MasTec during the employment term, Mr. de Cardenas will be entitled to two times his base salary, to the immediate vesting of any previously unvested options and restricted stock and the continuation of benefits as set forth in the agreement. The agreement also contains confidentiality, non-competition and non-solicitation provisions.

Separation Agreement with Ray Harris

On December 31, 2012, we entered into a separation agreement with Mr. Harris, which we refer to as the Separation Agreement, pursuant to which Mr. Harris’ employment agreement with MasTec, dated January 25, 2010, was terminated, together with Mr. Harris’ employment with MasTec. Additionally, MasTec agreed to pay Mr. Harris his $500,000 guaranteed bonus for 2012, which would have otherwise become payable pursuant to the original employment agreement, and Mr. Harris agreed that, notwithstanding the termination of the original employment agreement, the covenants contained therein related to confidentiality, intellectual property, non-competition and non-solicitation would survive such termination. In addition, pursuant to the Separation Agreement 6,316 unvested restricted shares that had previously been granted to Mr. Harris vested as of December 31, 2012. The Separation Agreement also contained, among other things, customary mutual releases and non-disparagement provisions.

Risk Considerations in Our Compensation Programs

MasTec has reviewed its compensation structures and policies as they pertain to risk and has determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on MasTec. We believe that the use of Consolidated EBITDA targets for senior executive bonuses ensures that compensation is based upon the overall performance of MasTec. Moreover, our equity grants typically provide for a three year vesting period, which we believe encourages our executives to manage with the long-term success of MasTec as a key objective. Compensation for other personnel is closely monitored by our senior executives in light of this long-term perspective.

Compensation of Directors

2012 Director Compensation

At the direction of the Board in 2012, the Compensation Committee retained Meridian Compensation Partners, LLC to conduct a review of MasTec’s independent director compensation. Meridian provided a competitive analysis of the compensation programs for our interdependent directors against the compensation programs of the same peer group described above under the caption “How Do We Determine Our Compensation Levels?—The

Role of Peer Companies and Benchmarking.” The review found MasTec’s independent director compensation to be slightly below the 25th percentile of the group. Based upon the growth and significant improvement of MasTec’s financial and operational performance, the Committee determined to recommend to the Board that it approve an increase in the independent director compensation to approximately the 50th percentile of the peer group’s independent director compensation. As approved by the Board, effective July 1, 2012, independent directors are paid a $46,750 quarterly retainer. A minimum of 33% of the compensation must be taken in the form of common stock to be issued under MasTec’s 2003 Stock Incentive Plan for Non-Employees, as amended and restated from time to time, which we refer to as the Non-Employee Incentive Plan, but Directors can elect to take a greater portion of the quarterly fee in equity. Shares are valued at the last sale price of the common stock on the New York Stock Exchange at the close of trading on the applicable quarterly payment date. Directors must make an initial election during an open trading window under MasTec’s insider trading policy and have the ability to change such election during an open trading window. The remainder, if any, is taken in the form of cash. In addition, the Lead Independent Director receives an additional $6,250 per quarter, the Audit Committee Chairperson receives an additional $3,750 per quarter, the Compensation Committee Chairperson receives an additional $2,500 per quarter and the Finance and Mergers and Acquisitions Committee Chairperson and Nominating Committee Chairperson receives an additional $1,250 per quarter.

In 2012, the Committee also approved a policy that permits to the payment of additional compensation to independent directors for special projects which may arise from time to time. Special projects may arise in order to take advantage of investment or financing opportunities and may require significant additional time from independent board members. The Committee determined that any of these fees will be specifically approved on a project by project basis. MasTec had one such project in 2012, for which the Board determined to pay additional cash fees to Mr. Dwyer, Mr. Van Heuvelen and Ms. Johnson, each of whom served on a committee of the Board with respect to such project. In addition, the independent directors who did not serve on the committee with respect to such project were also paid additional fees for meetings of the independent directors during which the project was discussed. See note 1 to the director compensation table below for details regarding these fees. Directors must, at the end of each calendar quarter, own a minimum of $200,000 in Company equity valued on the average closing price of MasTec’s common stock on the New York Stock Exchange during the 30 trading days preceding such quarter-end. New directors have a three year exception to such requirement.

Directors are reimbursed for their reasonable expenses incurred in order to attend Board of Director and Committee meetings and in their performance of director duties.

Option and restricted stock awards granted to our independent directors are governed by the Non-Employee Incentive Plan. The Compensation Committee, which administers the Non-Employee Incentive Plan, may also make discretionary grants of stock options and restricted stock awards to non-employee directors.

Effective January 1, 2006, we adopted a Deferred Fee Plan. Under the terms of the Deferred Fee Plan, directors may elect to defer the receipt of cash and stock fees for their services as directors. Each director may elect the type and percentage of fees to be deferred. Deferred cash fees may be directed to a deferred cash account or a deferred stock account (or both). Deferred stock fees may only be directed to a deferred stock account. Elections to defer fees remain in force, unless amended or revoked within the required time periods. The deferred cash account will be credited with interest on the cash balance at the end of each calendar quarter. The interest rate is equal to the rate of interest payable by us on our revolving credit facility, as determined as of the first day of each calendar quarter. The deferred stock account will be credited with stock dividends (or with cash dividends that are converted to deferred stock credits pursuant to the plan). Distribution of a director’s cash and stock accounts will begin on January 15 of the year following the directors’ termination of all services with us or, in the case of a change of control (as defined in the Deferred Fee Plan), in a lump sum as soon as practicable following such change of control. Distributions from the deferred cash account will be made in cash and distributions from the deferred stock account will be made in shares of MasTec’s common stock. Distributions will either be made in a lump-sum payment or in up to five consecutive installments as elected by the director. The Deferred Fee Plan was amended and restated generally effective as of January 1, 2009 to comply with Section 409A of the Code and to make certain other desired changes to the Plan.

The following table sets forth a summary of the compensation we paid to our directors who are not named executive officers for services rendered in 2012.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation (3)	Total ($)
Jorge Mas	$9,913		$417,805	$427,718
Ernst N. Csiszar	$128,272	$56,204	—	$184,476
Robert J. Dwyer	$252,935	$57,041	—	$309,976
Frank E. Jaumot	$138,273	$61,187	—	$199,460
Julia L. Johnson	$234,611	$57,889	—	$292,500
Jose S. Sorzano	$133,283	$58,707	—	$191,990
John Van Heuvelen	$244,978	$64,522	—	$309,500

(1)	This column reports the amount of compensation earned for Board and Committee service elected to be received in cash. In addition to regular fees this column includes fees, in the case of Ms. Johnson and Messrs Dwyer and Van Heuvelen for service on an ad hoc committee of the board in connection with a special project and, in the case of the other independent directors, additional compensation in connection with such special project. These special project fees are $15,000 for Mr. Csiszar, $138,000 for Mr. Dwyer, $15,000 for Mr. Jaumot, $118,000 for Ms. Johnson, $15,000 for Mr. Sorzano and $115,000 for Mr. Van Heuvelen
(2)	This column represents the amount of compensation earned for Board and Committee service elected to be received in stock. Amounts shown in this column represent the fair value of the awards as of date of issuance computed in accordance with FASB ASC Topic 718. Restricted stock awards were valued at the closing market price of our common stock on the date of grant. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 11 in our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2012.
(3)	Includes premiums paid by MasTec for life insurance policies on the lives of Mr. and Mrs. Jorge Mas that are owned by MasTec and are subject to a split dollar arrangement of $283,773 and imputed income with respect to these split dollar arrangements of $118,460. Also includes lease payments for a vehicle of $15,572. See “Certain Relationships and Related Transactions” for a description of the split-dollar agreements that MasTec has entered into with Mr. Jorge Mas.

As of December 31, 2012, the aggregate number of unvested stock awards and the aggregate number of stock option awards (both exercisable and unexercisable) for directors, who are not named executive officers, were as follows:

Name	Aggregate Number of Unvested Stock Awards	Aggregate Number of Option Awards
Jorge Mas	0	0
Ernst N. Csiszar	0	0
Robert J. Dwyer	0	20,000
Frank E. Jaumot	0	0
Julia L. Johnson	0	35,000
Jose S. Sorzano	0	35,000
John Van Heuvelen	0	0

SECURITY OWNERSHIP

Principal Shareholders

The following table provides information concerning the beneficial ownership of our common stock, as of March 18, 2013, by:

•	Each shareholder who is known to beneficially own more than 5% of the outstanding shares of our common stock;

•	Each of our current directors and nominees for director;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of March 18, 2013 or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of that person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of each individual is c/o MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The following information is based upon information provided to us or filed with the Commission by the shareholders.

	Common Stock Beneficially Owned
Name	Number of Shares (1) (2)		Percentage of Common Stock Outstanding (3)
Jorge Mas	14,548,529	(4)	19.0%
Chairman of the Board
Jose R. Mas	2,106,061	(5)	2.7%
Chief Executive Officer and Director
Ernst N. Csiszar	12,343		*
Director
Robert J. Dwyer	54,072		*
Director
Frank E. Jaumot	10,771		*
Director
Julia L. Johnson	80,856		*
Director
Jose S. Sorzano	62,582		*
Director
John Van Heuvelen	54,226		*
Director
Ray Harris	61,881		*
President
Robert Apple	213,973		*
Chief Operating Officer
C. Robert Campbell	178,515		*
Executive Vice President and Chief Financial Officer
Alberto de Cardenas	66,977		*
Executive Vice President, General Counsel and Secretary
All current executive officers and directors as a group (11 persons) (6)	17,388,905		22.5%
FMR LLC (7)	7,389,971		9.6%
Frontier Capital Management (8)	5,926,375		7.7%

*	Less than 1%
(1)	Includes shares of unvested restricted stock, but as to which the owner presently has the right to vote and the right to receive dividends, as follows: Jose R. Mas, 148,233 shares; Robert Apple, 47,394 shares; C. Robert Campbell, 61,205 shares; and Alberto de Cardenas, 32,260 shares.
(2)	Includes shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of March 18, 2013 as follows: Robert J. Dwyer, 20,000 shares; Julia L. Johnson, 35,000 shares; Jose S. Sorzano, 35,000 shares; Jose R. Mas, 300,000 shares; Robert Apple, 139,471 shares; and C. Robert Campbell, 115,000 shares.
(3)	The percentages reported in this column are based on 76,710,545 shares of our common stock outstanding as of March 18, 2013.
(4)	Includes shares owned directly by the Jorge L. Mas Canosa Holdings I Limited Partnership, a Texas limited partnership (the “Family Partnership”), and indirectly by Jorge Mas, as the president and sole director of Jorge L. Mas Canosa Holdings Corporation, a Texas corporation, the sole general partner of the Family Partnership; and shares owned of record by Jorge Mas Holdings I Limited Partnership, a Texas limited partnership (“Jorge Mas Holdings”). The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly owned by Mr. Jorge Mas. Also includes shares owned of record by the Mas Family Foundation, Inc., a Florida not-for-profit corporation (the “Family Foundation”) of which Mr. Jorge Mas is the president; and shares covered by options exercisable within 60 days of March 18, 2013. Mr. Jorge Mas disclaims beneficial ownership of the shares held by the Family Partnership except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned by the Family Foundation. In 2003, Mr. Mas entered into a 10b5-1 plan with a third-party trustee providing for the sale of shares of our common stock. On an annual basis, Mr. Mas may authorize the trustee, in its sole discretion but subject to certain price restrictions and monthly volume limitations, to sell up to a maximum number of shares.
(5)	Includes shares owned of record by Jose Ramon Mas Holdings I Limited Partnership, a Texas limited partnership (“Jose Mas Holdings”). The sole general partner of Jose Mas Holdings is Jose Ramon Mas Holdings Corporation, a Texas corporation that is wholly owned by Mr. Jose Mas. Also includes shares owned of record by Jorge Mas Canosa Freedom Foundation, Inc., a Florida non-for-profit corporation (“Freedom Foundation”) of which Mr. Jose R. Mas is secretary; and shares covered by options exercisable within 60 days of March 18, 2013; and shares owned of record individually. Mr. Jose R. Mas disclaims beneficial ownership of the shares held by the Freedom Foundation.
(6)	Excludes the 83,316 of shares of MasTec common stock held by Mr. Ray Harris, MasTec’s former President. Mr. Harris’ employment with us terminated on December 31, 2012.
(7)	Based on a Schedule 13G/A filed with the SEC, dated February 14, 2013, reporting beneficial ownership of more than 5% of MasTec’s common stock. As reported in the Schedule 13G/A, FMR possesses sole voting power with respect to 1,469,060 shares and possesses sole dispositive power with respect to 7,389,971 shares. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.
(8)	Based on a Schedule 13G/A filed with the SEC, dated February 14, 2013, reporting beneficial ownership of more than 5% of MasTec’s common stock. As reported in the Schedule 13G/A, Frontier Capital Management possesses sole voting power with respect to 3,560,471 shares and possesses sole dispositive power with respect to 5,926,375 shares. Frontier Capital Management’s address is 99 Summer Street, Boston, MA 02110.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and regulations of the SEC thereunder require that MasTec’s directors, executive officers and persons who own more than 10% of MasTec’s common stock, as well as certain affiliates of such persons, file initial reports of their ownership of MasTec’s common stock and subsequent reports of changes in such ownership with the SEC. Directors, executive officers and persons owning more than 10% of MasTec’s common stock are required by SEC regulations to file with the SEC and the New York Stock Exchange reports of their respective ownership of common stock and to furnish MasTec with copies of all

Section 16(a) reports they file. Based solely on a review of the copies of such reports received and written representations from our directors and executive officers, MasTec believes that during the year ended December 31, 2012, directors, executive officers and owners of more than 10% of the common stock timely complied with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Ray Harris filed late one Form 4 containing twenty transactions that were not reported on a timely basis. Such transactions relate to the sale of shares of common stock in satisfaction of the withholding taxes due upon the vesting of restricted shares that vested on a monthly basis for the period from April 2011 to December 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

The Audit Committee Charter requires that the Audit Committee review and approve all transactions in which we are a participant and in which a related person has or will have a direct or indirect material interest. In March 2007, the Audit Committee formally adopted standards to apply when it reviews, approves or ratifies any such related party transaction. These standards provide that: (i) all related party transactions must be fair and reasonable to us at the time they are authorized by the Audit Committee; and (ii) all related party transactions must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related party transaction.

Related Person Transactions

MasTec leases employees to a customer in which Jorge Mas and Jose Mas own a minority interest. For the years ended December 31, 2012, 2011 and 2010, MasTec charged approximately $527,000, $480,000, and $463,000, respectively, in lease payments to the customer. As of December 31, 2012 and 2011, receivables of $907,000 and $860,000, respectively, attributable to this arrangement were outstanding. MasTec also provides satellite communication services to this customer. For the years ended December 31, 2012, 2011 and 2010, satellite communication service revenues relating to this customer were approximately $1,214,000, $1,123,000 and $979,000, respectively. As of December 31, 2012 and 2011, receivables from this arrangement of approximately $1,232,000 and $775,000, respectively, were outstanding.

MasTec charters an aircraft from a third party which leases two of its aircraft from entities in which Jorge Mas and Jose Mas have an ownership interest. MasTec paid this unrelated chartering company approximately $2,000, $66,000 and $560,000 for the years ended December 31, 2012, 2011 and 2010, respectively.

MasTec leases a property located in Florida from Irma S. Mas, the mother of Jorge Mas and Jose Mas. For the year ended December 31, 2012, MasTec paid lease payments of approximately $44,000 in connection with this property. For each of the two years in the period ended December 31, 2011, MasTec paid lease payments of approximately $48,000 in connection with this property.

MasTec purchases, rents and leases equipment used in its business from a number of different vendors on a non-exclusive basis, including Neff Corp., which we refer to as Neff. Juan Carlos Mas, who was the chairman of the Neff Board of Directors through September 30, 2010, is the brother of Jorge Mas, Chairman of MasTec’s Board of Directors, and Jose Mas, MasTec’s Chief Executive Officer. For the nine months ended September 30, 2010, MasTec paid Neff approximately $859,000 for equipment purchases, rentals and leases. As of October 1, 2010, Juan Carlos Mas was no longer serving on the Neff Board of Directors.

On October 28, 2009, the three split dollar agreements between Jorge Mas and us were restated into a single agreement and the deferred bonus agreements between Jorge Mas and us was amended and restated in its entirety. Under the amended and restated split dollar agreement, MasTec remains the sole owner and beneficiary of each of the policies subject to the agreement and upon the death of the insured or insureds under the applicable policy, MasTec is entitled to receive a portion of the death benefit under such policy equal to the greater of (i) all premiums paid by us on such policy or (ii) the then cash value of such policy immediately before the death of the insured or insured’s, excluding surrender charges. Upon termination of the agreement, Jorge Mas, or in the case of a second to die policy, the second to die of Jorge Mas and his wife, have an option to purchase each policy subject to the agreement for a purchase price equal to the greater of those two amounts. Additionally, the designation of a portion of the policy as key-man insurance was removed, and therefore the entire policy is now subject to the split dollar agreement. The total maximum face amount of the insurance for all policies subject to the split dollar agreement was capped at $200 million. For the year ended December 31, 2012, MasTec paid $284,000 in connection with the split dollar agreements for Jorge Mas. The amount of the deferred bonus under the amended and restated deferred bonus agreement is equal to the sum of the following amounts determined with respect to each policy subject to the split dollar agreement: the greater of (i) the total premiums paid by MasTec under such policy or (ii) the then cash value of such policy immediately prior to the change in control, excluding surrender charges. All other material provisions of the split dollar and deferred bonus agreements remain unchanged.

On October 28, 2009, MasTec amended and restated an existing deferred bonus agreement it had originally entered into with Jorge Mas on November 1, 2002. The deferred bonus under the new agreement is equal to the sum of the following amounts, determined with respect to each policy subject to the split dollar agreement: the greater of (i) the total premiums paid by MasTec under such policy, or (ii) the then cash value of such policy immediately prior to the change in control, excluding surrender charges.

On October 28, 2009, the split dollar and deferred bonus agreements between Jose Mas and MasTec, which were originally entered into on August 3, 2004 and April 3, 2007, respectively, were amended and restated in their entirety. The amended and restated split dollar agreement provides that one or more life insurance policies may be subject to the agreement. At this time, however, the only policy subject to the agreement is the one acquired pursuant to the original agreement, which is in an aggregate face amount of $11 million. MasTec is the sole owner and beneficiary of any policy subject to the agreement, and upon the death of the insured, MasTec is entitled to receive a portion of the death benefit equal to the greater of (i) the total premiums paid by MasTec on such policy, or (ii) the then cash value of such policy immediately before the death of the insured, excluding surrender charges. Upon termination of the agreement, Jose Mas has an option to purchase each policy, subject to the agreement for a purchase price equal to the greater of the amounts referenced above. MasTec will make the premium payments until the agreement is terminated, which occurs upon any of the following events: (i) bankruptcy or dissolution of MasTec, or (ii) a change in control of MasTec. For the year ended December 31, 2012, MasTec paid $0 in connection with the split dollar agreements for Jose Mas. The amount of the deferred bonus under the amended and restated deferred bonus agreement that is payable upon termination of the split dollar agreement is equal to the sum of the following amounts, determined with respect to each policy subject to the split dollar agreement: the greater of (i) the total premiums paid by MasTec under the terms of such policy, or (ii) the then cash value of such policy immediately prior to the change in control, excluding surrender charges.

AUDIT COMMITTEE AND AUDIT RELATED INFORMATION

Audit Committee Report

The agenda of the Audit Committee is established by the Chairman of the Audit Committee. During 2012, at each of its meetings, the Audit Committee met with senior members of the financial management team. Members of the Audit Committee had private executive sessions, as appropriate, at its meetings, with MasTec’s independent registered public accounting firm for the purpose of discussing financial management, accounting and internal control issues. The Audit Committee also has executive sessions with the director of internal audit.

The Audit Committee also discussed with the independent auditors the matters required to be reviewed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board and the New York Stock Exchange regarding the independent auditor’s communications with the Audit Committee. The Audit Committee reviewed and discussed with the independent auditors their independence from MasTec. In connection with discussions regarding independence, the Audit Committee also considered with the independent auditors whether the provision of non-audit services by independent auditors to MasTec is compatible with the auditors’ independence.

The Audit Committee has reviewed the audited financial statements contained in MasTec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with MasTec’s management, including a discussion of the accounting principles, the reasonableness of judgments and estimates, the clarity of disclosure in the financial statements and the conformity of the consolidated financial statements of MasTec with generally accepted accounting principles. In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of MasTec’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors and the Board of Directors has approved, the audited financial statements included in MasTec’s Annual Report on Form 10-K for the year ended December 31, 2012.

Frank E. Jaumot, Chairman

Ernst N. Csiszar

John Van Heuvenlen

Independent Public Accountants

Our Audit Committee engaged BDO USA, LLP to serve as our independent registered public accountants for the 2012 fiscal year. A representative from BDO USA, LLP is expected to attend the 2013 Annual Meeting of Shareholders and will have the opportunity to make a statement and answer questions.

Audit Fees

Fees for services rendered by our independent auditors, BDO USA, LLP, for professional services rendered for the 2011 and 2012 audit of our annual financial statements, review of financial statements included in quarterly reports on Form 10-Q in 2011 and 2012 and out of pocket expenses, totaled approximately $2.3 million and $2.5 million for 2011 and 2012, respectively.

Audit Related Fees

Fees for audit related services, which are services that are reasonably related to the performance of the annual audit or to the review of quarterly financial statements, performed by BDO USA, LLP were $49,500 and $43,375 in 2011 and 2012, respectively. Fees for services rendered by our independent auditors, BDO USA, LLP, for audit related services rendered for 2011 and 2012 included procedures performed for the 401k retirement plan.

Tax Fees

Fees billed for tax services, including tax compliance, tax advice and tax planning, performed by BDO USA, LLP in 2011 and 2012 were $0 and $0 respectively, as they did not perform any services.

All Other Fees

There were no fees billed for other services in 2011 and 2012 by BDO USA, LLP.

Pre-approval Policies

The Audit Committee pre-approves all auditing services and the terms of such services (which may include providing comfort letters in connection with securities underwritings) and non-audit services provided by our independent auditors, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent auditors. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

The pre-approval requirement is waived with respect to the provision of non-audit services for MasTec if (i) the aggregate amount of all such non-audit services provided to MasTec constitutes not more than 5% of the total amount of revenues paid by MasTec to its independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee.

The Audit Committee has considered and determined that the provision of the non-audit services described above is compatible with maintaining the auditor’s independence.

During 2011 and 2012, audit related services and all other services to be provided by BDO USA, LLP were pre-approved by the Audit Committee.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected and appointed the firm of BDO USA, LLP to act as our independent registered public accounting firm for the 2013 fiscal year. BDO USA, LLP was our independent auditor for the fiscal year ended December 31, 2012. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of BDO USA, LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration our shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at any time in its discretion.

Proxies will be voted “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year absent contrary instructions.

The Board of Directors Recommends that You Vote “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year.

PROPOSAL 3: APPROVAL OF THE MASTEC, INC. 2013 BARGAINING UNITS ESPP

On March 17, 2013 our Board of Directors adopted the ESPP and authorized the issuance of up to 1,000,000 shares of our common stock thereunder. The ESPP will become effective on July 1, 2013 provided that it receives shareholder approval at the Annual Meeting. MasTec’s shareholders are being asked to approve the ESPP or the purpose of qualifying such plan as an employee stock purchase plan under Section 423 of the Code.

The following is a summary of the material provisions of the ESPP. The following summary of the ESPP does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached as Annex A to this Proxy Statement.

The ESPP is in addition to the MasTec, Inc. 2011 Employee Stock Purchase Plan previously adopted by shareholders in 2011.

Purpose of the ESPP

The purpose of the ESPP is to provide an incentive for the present and future employees of our subsidiaries with collectively bargained employees that are designated by our Board of Directors or the Compensation Committee of our Board of Directors as eligible, which we refer to as the Designated Subsidiaries, to purchase our common stock and acquire a proprietary interest in us. Approximately 810 of our approximately 12,007 employees as of December 31, 2012 are eligible to participate in the ESPP.

Administration of the ESPP

The Compensation Committee will administer the ESPP. The ESPP vests the Compensation Committee with the authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP; however, if at any time there is no Compensation Committee, our Board of Directors may exercise that authority in lieu of the Compensation Committee. The ESPP is required to be administered in a manner consistent with Rule 16b-3 of the Exchange Act.

Participation in the ESPP

Employees of the Designated Subsidiaries on July 1, 2013 are eligible to participate in the ESPP as of that date if they have been employed by MasTec or any of its subsidiaries for thirty days immediately preceding that date and their customary employment with MasTec or any of its subsidiaries is at least 20 hours per week and more than five months per calendar year. Individuals who become employees of any Designated Subsidiaries after July 1, 2013 become eligible to participate in the ESPP after completing thirty days of employment with MasTec or any of its subsidiaries if their customary employment is at least 20 hours per week and more than five months per calendar year. These eligible employees may become participants in the ESPP by completing an enrollment agreement and filing it with us.

Offerings under the ESPP

The ESPP generally is implemented through a series of 12-month-long offering periods, beginning on July 1 and ending on the June 30 that is 12 months later. Shares of our common stock are available for purchase under the ESPP on periodic exercise dates within each offering period. Exercise dates are the last trading day in March, June, September and December during each offering period. On the first trading day of each offering period, participants are granted the option to purchase shares of our common stock on the exercise dates within that offering period.

No participant is eligible for the grant of any option under the ESPP if, immediately after the grant, the participant would own, directly or indirectly, stock or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of our common stock or of the stock of any of our subsidiaries. Additionally, no participant may be granted any option under the ESPP to the extent that such option would allow the employee rights to purchase stock under the ESPP and all other employee stock purchase plans of MasTec and its subsidiaries that are intended to qualify under Section 423 of the Code (which includes the 2011 Employee Stock Purchase Plan) to buy more than $25,000 worth of our common stock (based on the closing sale price per share reported on the New York Stock Exchange on the date the option is granted or, if there is no sale on that date, then on the last previous day on which a sale was reported) in any calendar year. Finally, no participant may purchase more than 5,000 shares of our common stock during any exercise period.

Plan Contributions

Except as otherwise authorized by the Compensation Committee, all contributions to the ESPP shall be made only by after-tax payroll deductions or by direct after-tax contributions to the ESPP at such times and subject to such terms and conditions as the Compensation Committee may in its discretion determine. The enrollment agreement that each participant must submit authorizes after-tax payroll deductions from the participant’s compensation during each payroll period. Participants may elect a payroll deduction amount of at least 1%, and up to 15%, of their compensation. A participant may terminate his or her payroll deductions at any time during an offering period, but may only begin payroll deductions on specified dates. A participant may change his or her payroll deductions at any time, which will be effective as of the next exercise period that begins after the date the new enrollment agreement is filed with us. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

Exercise Price

The exercise price per share of common stock offered in an offering under the ESPP is the lower of (i) 85% of the fair market value of a share of our common stock on the first trading day of the offering period or, (ii) 85% of the fair market value of a share of our common stock on the applicable exercise date. The percentage of the fair market value of a share of our common stock may be increased by the Compensation Committee so long as such change is made prior to the first trading day of the offering period for which such change is meant to be effective. Participants pay the exercise price through accumulated payroll deductions or direct after-tax contributions made to the ESPP over the offering period.

Withdrawal from the ESPP

A participant may withdraw from participation in the ESPP at any time by completing a withdrawal form and delivering it to us. If a participant’s employment terminates for any reason, he or she is treated as having withdrawn from the ESPP.

A participant’s withdrawal is effective as soon as administratively practicable after we receive the notice of withdrawal. All options granted to the participant under the ESPP, but not yet exercised, automatically terminate, and no further purchases of common stock are made for the participant’s account following the effectiveness of the participant’s withdrawal. We cease making payroll deductions for a participant’s account beginning with the first payroll period that starts after the effectiveness of the participant’s withdrawal, and we refund any accumulated payroll deductions and/or direct after-tax contributions which are not used to purchase stock under the ESPP.

After a participant withdraws, or is treated as having withdrawn, other than on account of a termination of a participant’s employment for any reason, the participant is not permitted to participate again in the ESPP until the entry date that is at least two months after his or her date of withdrawal. In order to rejoin the ESPP, a former participant must submit a new enrollment agreement.

Restrictions on Transfer; No Shareholder Rights

No contribution to or option granted under the ESPP is assignable or transferable, other than by will or by the laws of descent and distribution or to a beneficiary designated in accordance with the provisions of the ESPP. During the lifetime of a participant, an option is exercisable only by the participant. A participant does not have any interest or voting rights in shares covered by his or her option until the option has been exercised.

Unless otherwise permitted by the Compensation Committee, in its sole and absolute discretion, all shares purchased upon exercise of the participant’s option that are delivered to a custodial account held by a custodian appointed by us for the benefit of the participant will not be eligible for transfer out of the custodial account held by a custodian appointed by us for the benefit of the participant until the later of (i) the two-year anniversary of the offering date on which the participant’s option to purchase such shares was granted and (ii) the one-year anniversary of the exercise date on which the participant purchased the shares, unless the transfer would be considered a “disposition of stock” for purposes of Section 423 of the Code, which generally includes any sale, exchange, gift, or any transfer of legal title of the shares other than transfers to the participant’s estate or by bequest or inheritance, certain tax-free exchanges, a mere pledge or hypothecation, or a transfer to the participant’s spouse or incident to divorce (as described in Section 1041(a) of the Code).

Duration, Termination, and Amendment of the ESPP

The ESPP will terminate following the last exercise date before the 10th anniversary of the effective date or, if sooner, the exercise date on which all shares reserved for issuance under the ESPP have been sold. Additionally, our Board of Directors may terminate the ESPP earlier. The Board of Directors or the Compensation Committee may amend the ESPP at any time, provided that no amendment may change any option in a way that adversely affects the rights of the holder of the option and no amendment may in any way cause rights issued under the ESPP to fail to meet the requirements for employee stock purchase plans under Section 423 of the Code or any successor thereto. We will obtain shareholder approval of any amendment to the ESPP to the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation.

Shares Reserved under the ESPP

1,000,000 shares of our common stock are reserved for issuance under the ESPP. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the ESPP.

Effect of Certain Corporate Events

In the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or other similar transaction, the Compensation Committee will be required to substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued to any participant upon exercise of options under the ESPP, as the Compensation Committee deems equitable.

In the event of a sale of all or substantially all of our assets or a merger of MasTec into another corporation, each option under the ESPP will be assumed or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee accelerates the date on which the options may be exercised, in its sole discretion, subject to certain notification provisions contained in the ESPP.

In the event of our dissolution or liquidation, the offering period in progress will terminate immediately prior to the consummation of such proposed action, unless the Compensation Committee determines otherwise.

New Plan Benefits

We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, or employees who are not executive officers, as a group, because participation in the ESPP and the rate of withholding is voluntary and determined by each eligible person in his or her sole discretion. The adoption of the ESPP will not result in any new benefits to the current directors who are not employees, as a group, including nominees for election as a director, because those persons are not eligible to participate in the ESPP.

Federal Income Tax Effects

Options granted under the ESPP are intended to qualify for favorable federal income tax treatment to our employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis and the exercise of an option will not be a taxable event to a participant. When a participant sells shares of common stock purchased under the ESPP, such sale would be taxable as follows:

•

If a participant disposes of shares purchased under the ESPP two years or more after the date of the beginning of the offering period in which the shares were acquired, and more than one year after the shares were purchased, the participant would recognize as ordinary income the lesser of (i) the excess of the fair market value of the shares on the date of sale over the price paid, or (ii) the discount of the fair market value of the shares at the beginning of the offering period. Additionally, the participant would recognize a long-term capital gain or loss, within the meaning of the Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus any amount taxed as ordinary compensation income; or

•

If a participant disposes of shares purchased under the ESPP within two years after the date of the beginning of the offering period during which the shares were purchased, or within one year after the shares were purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss, within the meaning of the Code, equal to the difference between the amount realized from the sale of the shares and the participant’s basis. The participant’s basis would be the purchase price plus the amount taxed as ordinary compensation income. If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss.

MasTec will not receive an income tax deduction upon either the grant of the option or a participant’s exercise of the option, but generally does receive a deduction equal to the ordinary compensation income that the participant is required to recognize as a result of the disposition of the shares if the participant disposes of the shares within two years after the date of the beginning of the offering period during which the shares were acquired, or within one year after the shares are purchased. Under current law, no withholding of income tax or FICA tax is required.

On April 4, 2013, the last trading day prior to the printing and mailing of this proxy statement, the last reported sale price per share of MasTec common stock on the New York Stock Exchange was $27.34.

The Board of Directors Recommends that You Vote “FOR” the Approval of the ESPP.

PROPOSAL 4: APPROVAL OF AND ADOPTION OF THE MASTEC, INC. 2013 INCENTIVE COMPENSATION PLAN

Background and Purpose

On March 17, 2013, our Board of Directors adopted the 2013 Plan and recommended that it be submitted to the Company’s shareholders for their approval at the next annual meeting.

Purpose

The purpose of the 2013 Plan is to assist MasTec and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to MasTec or its subsidiaries, by enabling such persons to acquire or increase a proprietary interest in MasTec in order to strengthen the mutuality of interests between such persons and MasTec’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Background

If the 2013 Plan is approved, the number of shares of common stock that we may issue pursuant to equity compensation awards will increase by 2,100,000 over the sum of (i) the number of shares of common stock authorized for issuance pursuant to the Prior Plans plus (ii) any outstanding shares of common stock surrendered by a shareholder to the Company after the date that our Board of Directors approved the 2013 Plan in order to fund, in whole or in part, Awards under the 2013 Plan or the Prior Plans. In seeking to adopt the 2013 Plan, we took the following factors into consideration:

•

The SIP and the Amended and Restated 2003 Stock Incentive Plan for Non–Employees, which plans we refer to, collectively, as the Prior Plans, will each expire on May 30, 2013. After that date, we will have no ability to issue equity compensation awards to our executive officers, directors, employees and consultants unless we extend the Prior Plans or adopt a new plan.

•

Equity compensation awards are an integral part of our compensation policies because they allow us to offer competitive compensation to attract, motivate and retain qualified executives, employees and directors while at the same time aligning their interests with our shareholders’ long-term interests.

•	Accordingly, we are requesting shareholder approval of the 2013 Plan.

•

In determining the number of shares to be authorized for issuance under the 2013 Plan, if approved by our shareholders, we were mindful of the dilutive effect of equity awards on our shareholders. We have sought to propose a share pool that is limited in size but allows us sufficient flexibility to satisfy our current anticipated compensation needs, particularly as MasTec grows. We note that, since 2006, we have reduced our annual equity burn rate (shares issued as compensation relative to our outstanding shares) and dilution by granting awards of restricted stock instead of stock options. Restricted stock awards cause less dilution while providing the same benefit to the recipient and meeting our compensation objectives. Assuming the issuance of all shares that would be available under the 2013 Plan, the aggregate dilutive effect of such issuances on our currently outstanding shares would be approximately 9.2%.

Effect on Prior Plans

The 2013 Plan will serve as the successor to the Prior Plans. Outstanding awards granted under the Prior Plans will continue to be governed by the terms of the Prior Plans but no awards may be made under the Prior Plans after the Shareholder Approval Date. Accordingly, any shares remaining available for issuance under the Prior

Plans will not be issued except to the extent of awards granted under the Prior Plans on or prior to the Shareholder Approval Date. Bonuses payable under the Executive AIP for the calendar year 2013 will continue to be payable under and pursuant to the terms of the Executive AIP, although any Shares earned under the Executive AIP for calendar year 2013 shall be issued pursuant to the 2013 Plan. No awards shall be made under the Executive AIP for any periods beginning on or after January 1, 2014.

Effective Date; Shareholder Approval

If the 2013 Plan receives shareholder approval at the Annual Meeting, the effective date of the 2013 Plan will be the date of the Annual Meeting. As of the date of this Proxy Statement, no Awards have been granted under the 2013 Plan.

Shareholder approval of the 2013 Plan is required (i) for purposes of complying with the shareholder approval requirements of the New York Stock Exchange; (ii) to comply with certain exclusions from the deduction limitations of Section 162(m) of the Code as described below; (iii) to comply with the incentive stock options rules under Section 422 of the Code; and (iv) for the 2013 Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Exchange Act.

Summary of the 2013 Plan

The following is a summary of the material provisions of the 2013 Plan. The following summary of the 2013 Plan does not purport to be a complete description of all of the provisions of the 2013 Plan and is qualified in its entirety by reference to the complete text of the 2013 Plan, a copy of which is attached as Annex B to this Proxy Statement.

Shares Available for Awards

Under the 2013 Plan, the total number of shares of our common stock, which we refer to as Shares, reserved and available for delivery pursuant to awards issued under the 2013 Plan, which we refer to as Awards, at any time during the term of the 2013 Plan will be equal to (i) 2,100,000 plus, (ii) any shares remaining available for delivery under the Prior Plans on the date on which the shareholders of MasTec approve the 2013 Plan, which we refer to as the “Shareholder Approval Date,” plus (iii) any outstanding Shares surrendered by a shareholder to the Company after the Shareholder Approval Date in order to fund, in whole or in part, Awards under the 2013 Plan or the Prior Plans. As of April 1, 2013, 3,859,072 shares remained available for under the Prior Plans.

If any Shares subject to an Award, or after the Shareholder Approval Date, Shares subject to any awards granted under the Prior Plans, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award, or after the Shareholder Approval Date, Shares subject to any award granted under the Prior Plans, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans, the Shares to which those Awards or awards under the Prior Plans were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the 2013 Plan.

In the event that any option or other Award granted under the 2013 Plan, or after the Shareholder Approval Date, any award granted under the Prior Plans, is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by MasTec, or withholding tax liabilities arising from any Award, or after the Shareholder Approval Date, any award granted under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by MasTec, then only the number of Shares issued net of the Shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for grant under the 2013 Plan.

Substitute Awards will not reduce the Shares authorized for delivery under the 2013 Plan or authorized for delivery to a participant in any period. Additionally, in the event that an entity acquired by MasTec or any subsidiary or with which MasTec or any subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2013 Plan and will not reduce the Shares authorized for delivery under the 2013 Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of MasTec or its subsidiaries prior to such acquisition or combination.

Annual Per-Person Limitations

The 2013 Plan imposes individual limitations on the amount of certain Awards, in part with the intention to comply with Section 162(m) of the Code. Under these limitations, in any fiscal year of MasTec during any part of which the 2013 Plan is in effect, no participant may be granted (i) stock options and/or stock appreciation rights with respect to more than 500,000 Shares, or (ii) restricted stock, restricted stock units, performance shares and/or other stock based-awards denominated in or valued by reference to a designated number of Shares and that the Compensation Committee intends to qualify as “performance-based compensation” exempt from the deduction limitations under Section 162(m) of the Code, with respect to more than 500,000 Shares, in each case, subject to adjustment in certain circumstances.

The maximum amount that may be paid out to any one participant as performance units that the Compensation Committee intends to qualify as “performance-based compensation” exempt from the deduction limitations under Section 162(m) of the Code, with respect to any 12-month performance period is $10,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $10,000,000 multiplied by the number of full 12-month periods that are in the performance period.

The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of Shares that may be delivered under the 2013 Plan as a result of the exercise of incentive stock options is 2,100,000 Shares, subject to certain adjustments.

In any fiscal year of MasTec during any part of which the 2013 Plan is in effect, no participant who is a director but is not also an employee or consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceed $400,000 in the aggregate.

Certain Adjustments-Repricing Prohibited

The Compensation Committee is authorized to adjust the limitations on the number of Shares available for issuance under the 2013 Plan and the individual limitations on the amount of certain Awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and will adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2013 Plan.

Except with respect to the adjustments referenced in the foregoing paragraphs, the Compensation Committee is generally not permitted to take any of the following actions without the approval of MasTec’s shareholders: (i) lower the exercise price per Share of a stock option or grant price per Share of a stock appreciation right after it is granted, (ii) cancel an option or a stock appreciation right when the exercise or grant price per Share exceeds the fair market value of the underlying Shares in exchange for cash or another Award, (iii) cancel an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or grant price per Share that is less than the exercise or grant price per Share of the original options or stock appreciation rights, or (iv) take any other action with respect to an option or a stock appreciation right that may be treated as a repricing pursuant to the applicable rules of the New York Stock Exchange (any such action described in (i)—(iv) being referred to as a Repricing).

Eligibility

The persons eligible to receive Awards under the 2013 Plan are the officers, directors, employees and individual consultants who provide services to MasTec or any subsidiary. The foregoing notwithstanding, only employees of MasTec, or any parent corporation or subsidiary corporation of MasTec (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code, which we refer to as ISOs. At the discretion of the Compensation Committee, an employee on leave of absence may be considered as still in the employ of MasTec or a subsidiary for purposes of eligibility for participation in the 2013 Plan.

Administration

The 2013 Plan is to be administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the 2013 Plan, the independent members of the Board may elect to exercise any power or authority granted to the Compensation Committee under the 2013 Plan. Subject to the terms of the 2013 Plan, the Compensation Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2013 Plan, construe and interpret the 2013 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2013 Plan. Decisions of the Compensation Committee will be final, conclusive and binding on all persons or entities, including MasTec, any subsidiary or any participant or beneficiary, or any transferee under the 2013 Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights

The Compensation Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of MasTec or any parent company (sometimes referred to as a 10% owner) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

For purposes of the 2013 Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Compensation Committee on the date the Award is authorized by the Compensation Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years, except if on the last day of such term, the exercise of an option or stock appreciation right, other than an ISO, (i) the exercise of the option or stock appreciation right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the option or stock appreciation right will be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or restricted period under such lock-up agreement; provided that such extension of the term of the option or stock appreciation right would not cause the option or stock appreciation right to violate the requirements of Section 409A of the Code. To the extent required by the Code at the time of grant, any ISO granted to a 10% owner shall have a term not exceeding five years from the date of grant.

Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Compensation Committee. Accordingly, the Compensation Committee may permit the exercise price of options awarded under the 2013 Plan to be paid in cash, Shares, other Awards or other property.

The Company may grant stock appreciation rights in tandem with options, which we refer to as Tandem Stock Appreciation Rights, under the 2013 Plan. A Tandem Stock Appreciation Right may be granted at the same time as the related option is granted or at any time thereafter and before exercise or expiration of such option. A Tandem Stock Appreciation Right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem Stock Appreciation Right will no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares which are subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of MasTec (including voting and dividend rights), unless otherwise determined by the Compensation Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Compensation Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to satisfaction of the same performance goals as to which the vesting of the underlying award is subject with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the 2013 Plan or other plans or compensatory arrangements. Any such Shares or Awards will be subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

The Compensation Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Compensation Committee determines the terms and conditions of such Awards.

Performance Awards

The Compensation Committee is authorized to grant performance Awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Compensation Committee.

The provisions that are intended to qualify Awards as “performance-based compensation” not subject to the limitation on tax deductibility by MasTec under Section 162(m) of the Code, described in the following paragraph, will apply to any Award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which MasTec would claim a tax deduction in connection with such Award, a “covered employee” (as defined below), and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code. The term “covered employee” means MasTec’s chief executive officer and each other person whose compensation is required to be disclosed in MasTec’s filings with the SEC by reason of that person being among the three highest compensated officers of MasTec (other than MasTec’s principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code is to be exercised by the Compensation Committee and not the Board.

If and to the extent that the Compensation Committee determines that the conditions described in the foregoing have been satisfied with respect to any Award, one or more of the following business criteria for MasTec, on a consolidated basis, and/or for subsidiaries, or for business or geographical units of MasTec and/or a subsidiary (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Compensation Committee in establishing performance goals for Awards under the 2013 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of MasTec; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the fair market value of a Share; (19) “Consolidated EBITDA”; and/or (20) compliance with safety policies and procedures. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to MasTec. Performance goals for Awards intended to comply with Section 162(m) of the Code must be established not later than 90 days after the beginning of the performance period applicable to such Awards or at such other date as may be required for performance-based compensation treatment under Section 162(m) of the Code.

In general, “Consolidated EBITDA” means, for any period, the Company’s consolidated net income (including certain adjustments such as for capital gains and losses, write ups and write downs of assets and liabilities, earnings in certain subsidiaries that are prohibited from making distributions to the Company and extraordinary or non-recurring items), determined in accordance with generally accepted accounting principles, for such period plus (i) among other things, the following to the extent deducted in calculating such consolidated net income: interest expense for such period; Federal, state, local and foreign income taxes payable by the Company and certain of its subsidiaries; depreciation and amortization expense; certain purchase accounting adjustments; certain non- cash charges relating to, among other things, stock based compensation; certain cash distributions of specified subsidiaries; specified expenses and transaction costs incurred in connection with the prepayment, amendment, modification or refinancing of indebtedness, issuance of equity interests and certain other transactions; certain costs, premiums and expenses incurred in connection with the acquisition or redemption of indebtedness; earn-out expenses resulting from certain acquisitions that are treated as compensation costs; specified accounting adjustments; losses attributable to certain derivative instruments such as interest rate swaps and currency hedges; currency translation losses; loss from the early extinguishment of indebtedness or derivative instruments; subject to certain limitations, other non-recurring or unusual charges, cash charges paid in connection with corporate restructurings, expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith; and minus (ii) the following to the extent included in calculating such consolidated net income: Federal, state, local and foreign income tax credits of the Company and its subsidiaries; certain net gains incurred in respect of derivative instruments; any net currency translation gains; any gain from the early extinguishment of indebtedness or derivative instruments; and all non-cash items increasing consolidated net income for such period. In addition, Consolidated EBITDA will include pro forma adjustments for certain acquisitions of equity interests in or assets of a business and dispositions of assets.

After the end of each performance period, the Compensation Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the

Compensation Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Compensation Committee specifies at the time the Award is granted.

The Compensation Committee may, in its discretion, determine that the amount payable as an Award intended to qualify as “performance-based compensation” not subject to the limitation on tax deductibility under Section 162(m) of the Code will be reduced from the amount of such potential Award.

Other Terms of Awards.

Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of MasTec’s obligations under the 2013 Plan. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2013 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose pursuant to the express terms of an Award agreement, and such transfers are by gift or pursuant to a domestic relations order and are to a “permitted assignee”, that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a “permitted assignee” means (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A beneficiary, transferee, or other person claiming any rights under the 2013 Plan from or through any participant will be subject to all terms and conditions of the 2013 Plan and any Award agreement applicable to such participant, except as otherwise determined by the Compensation Committee, and to any additional terms and conditions deemed necessary or appropriate by the Compensation Committee.

Awards under the 2013 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the 2013 Plan, awards under other Company plans, or other rights to payment from MasTec, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control.

Subject to certain limitations, the Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of MasTec, as defined in the 2013 Plan, and only to the extent provided in any employment or other agreement between the participant and MasTec or any subsidiary, or in any Award agreement, or to the extent otherwise determined by the Compensation Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or an other stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the 2013 Plan, the Compensation Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).

Except as otherwise provided in any employment or other agreement for services between the participant and the company or any subsidiary, and unless the Compensation Committee otherwise determines in a specific instance, each outstanding Award will not be accelerated as described above, if either (i) MasTec is the surviving entity in the “change in control” and the Award continues to be outstanding after the “change in control” on substantially the same terms and conditions as were applicable immediately prior to the “change in control,” or (ii) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance the terms of the 2013 Plan.

Subject to any limitations contained in the 2013 Plan relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which MasTec does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the Compensation Committee may provide for: (i) the continuation of the outstanding Awards by MasTec, if MasTec is a surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2013 Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2013 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting MasTec, any subsidiary or any business unit, or the financial statements of MasTec or any subsidiary, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Compensation Committee’s assessment of the business strategy of MasTec, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Compensation Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the 2013 Plan to participants designated by the Compensation Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.” In addition, without the approval of MasTec’s shareholders, the Compensation Committee may not make any adjustment described in this paragraph if such adjustment would result in a Repricing.

Clawback of Benefits

The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2013 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by MasTec and/or applicable law, which we refer to each as a clawback policy. In addition, a participant may be required to repay to MasTec certain previously paid compensation, whether provided under the 2013 Plan or an Award agreement or otherwise, in accordance with any clawback policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by MasTec, or any amendments that may from time to time be made to the clawback policy in the future by MasTec in its discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by MasTec, without the participant’s consent, to the extent that MasTec in its discretion determines to be necessary or appropriate to comply with any clawback policy.

If the participant, without the consent of MasTec, while employed by or providing services to MasTec or any subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of MasTec or any subsidiary, as determined by the Compensation Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Compensation Committee’s discretion, be canceled and (ii) the Compensation Committee, in its discretion, may require the participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to MasTec, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award agreement or otherwise specified by the Compensation Committee.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2013 Plan or the Compensation Committee’s authority to grant Awards without the consent of shareholders or participants or beneficiaries, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2013 Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2013 Plan; provided that, except as otherwise permitted by the 2013 Plan or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The 2013 Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the 2013 Plan, (ii) termination of the 2013 Plan by the Board, or (iii) the tenth anniversary of the Shareholder Approval Date. Awards outstanding upon expiration of the 2013 Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2013 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2013 Plan. On exercise of a nonqualified stock option granted under the 2013 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of MasTec or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.

If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for MasTec and is reasonable in amount, and either the employee includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.

If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a

Disqualifying Disposition of a Share, MasTec generally is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for MasTec and is reasonable in amount, and either the employee includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the 2013 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the 2013 Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for MasTec, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or MasTec timely satisfies its reporting requirements with respect to that amount.

Stock Appreciation Rights.

The Company may grant stock appreciation rights, separate from any other Award, which we refer to as Stand-Alone Stock Appreciation Rights, or Tandem Stock Appreciation Rights, under the 2013 Plan. Generally, the recipient of a Stand-Alone Stock Appreciation Right will not recognize any taxable income at the time the Stand-Alone Stock Appreciation Right is granted.

With respect to Stand-Alone Stock Appreciation Rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

With respect to Tandem Stock Appreciation Rights, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone Stock Appreciation Rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.

In general, there will be no Federal income tax deduction allowed to MasTec upon the grant or termination of Stand-Alone Stock Appreciation Rights or Tandem Stock Appreciation Rights. Upon the exercise of either a Stand-Alone Stock Appreciation Right or a Tandem Stock Appreciation Right, however, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents.

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that Awards granted to participants under the 2013 Plan whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such Awards, may, if and to the extent so intended by the Compensation Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such Awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the Compensation Committee may, in its discretion, grant Awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that Awards under the 2013 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m) of the Code.

Section 409A of the Code

The 2013 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2013 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

Importance of Consulting Tax Adviser.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of Shares acquired as a result of an Award.

New Plan Benefits

We are not able to determine the dollar value and number of any additional plan benefits which will be received by or allocated to any of our executive officers, our current executive officers, as a group, or employees who are not executive officers, as a group, because actual awards will be made at the discretion of the Compensation Committee. For an understanding of the equity-based compensation awards made in the past to our executives under the Prior Plans, see the “Grants of Plan-Based Awards in 2012” table on page 22 and the “Outstanding Equity Awards as of December 31, 2012” table on page 23.

The Board of Directors Recommends that You Vote “FOR” the Approval of the 2013 Plan.

OTHER BUSINESS

Advance Notice Procedures and Shareholders’ Proposals for 2014 Annual Meeting

Under our bylaws, no business, may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before an annual meeting by or at the direction of our Board of Directors or, in the case of business other than director nominations, by a shareholder entitled to vote who has delivered written notice as specified by our bylaws. Under our bylaws, MasTec must receive any eligible proposal from an eligible shareholder intended to be presented at the 2013 Annual Meeting of Shareholders on or before December 11, 2013 for the proposal to be properly brought before the meeting. This same deadline also applies for any shareholder proposal to be eligible for inclusion in our Proxy Statement and Proxy related to that meeting. Any notice regarding any shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 11, 2013 of an intent to present any proposal at MasTec’s 2013 Annual Meeting of Shareholders, irrespective of whether the shareholder is seeking to include the proposal in MasTec’s Proxy Statement and Proxy, the proposal will not be considered properly brought before the meeting. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134.

Availability of Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (without exhibits or documents incorporated by reference therein), are available without charge to shareholders upon written request to MasTec Legal Department, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134, by calling (305) 599-1800 or via the Internet at www.mastec.com.

Other Matters that May Come Before the Annual Meeting

The Board of Directors does not intend to present, and knows of no others who intend to present, at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote any proxies on such matters in accordance with their judgment.

We request that you promptly request a proxy card to sign, date, and return or vote your proxy over the telephone or through the Internet so that your vote will be included at the meeting.

Alberto de Cardenas, Secretary

Coral Gables, Florida

April 10, 2013

Annex A

MASTEC, INC.

Bargaining Units ESPP

Annex A

MASTEC, INC.

BARGAINING UNITS ESPP

1.    Purpose.    The purpose of the Plan is to provide incentive for present and future employees of any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

(a) “Applicable Percentage” means, with respect to each Offering Period, eighty-five percent (85%), unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen (15) days prior to the Offering Date thereof.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” means the Compensation Committee of the Board or, if no such Committee exists, then the Board.

(e) “Common Stock” means the Company’s common stock, par value $.10 per share.

(f) “Company” means MasTec, Inc., a Florida corporation.

(g) “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.

(j) “Employee” means any person, including an Officer, whose customary employment with one of the Designated Subsidiaries is at least twenty (20) hours per week and more than five months in any calendar year.

(k) “Entry Date” means the first day of each Exercise Period.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last Trading Day ending on or before each March 31, June 30, September 30 and December 31.

(n) “Exercise Period” means, for any Offering Period, each period commencing on the Offering Date and on the first Trading Day after each Exercise Date, and terminating on the immediately following Exercise Date.

(o) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

(p) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(q) “First Offering Date” means July 1, 2013.

(r) “Offering Date” means the first Trading Day of each Offering Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3(b) after the first Trading Day of an Offering Period, the term “Offering Date” shall mean the first Trading Day of the Exercise Period coinciding with or next succeeding the day on which that individual becomes eligible to become a Participant. Options granted after the first day of an Offering Period will be subject to the same terms as the options granted on the first Trading Day of such Offering Period except that they will have a different grant date (thus, potentially, a different Exercise Price) and, because they expire at the same time as the options granted on the first Trading Day of such Offering Period, a shorter term.

(s) “Offering Period” means, subject to adjustment as provided in Section 4(b), (i) with respect to the first Offering Period, the period beginning on the First Offering Date and ending on June 30, 2014, and (ii) with respect to each Offering Period thereafter, the period beginning on the July 1 immediately following the end of the previous Offering Period and ending on the June 30 which is 12 months thereafter.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.

(v) “Plan” means this MasTec, Inc. Bargaining Units ESPP.

(w) “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(x) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(y) “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.

3.    Eligibility.

(a) First Offering Date. Any individual who is an Employee as of the First Offering Date and has been employed by the Company or any Subsidiary (or any predecessor) for thirty (30) days immediately preceding the First Offering Date shall be eligible to become a Participant as of the First Offering Date.

(b) Subsequent Offering Dates. Any individual who has been employed by the Company or any Subsidiary (or any predecessor) for thirty (30) days immediately preceding the Offering Date of a given Offering Period and who is an Employee as of the Offering Date of a given Offering Period shall be eligible to become a Participant as of any Entry Date within that Offering Period under the Plan.

4.    Offering Periods.

(a) In General. The Plan shall generally be implemented by a series of Offering Periods. The first Offering Period shall commence on the First Offering Date and end on June 30, 2014, and succeeding Offering Periods shall commence on the July 1 immediately following the end of the previous Offering Period and end on the June 30 which is 12 months thereafter.

(b) Changes by Committee.

(i) The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

(ii) The Committee may shorten the duration of any Offering Period then in progress by requiring that it end immediately following the close of trading on any Exercise Date within that Offering Period (after the purchase of Common Stock on that Exercise Date), if such change is announced at least five days prior to the Exercise Date on which the Committee proposes that the Offering Period terminate.

(iii) If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (i) terminate any Offering Period that is then ongoing as of the next Exercise Date (after the purchase of Common Stock on such Exercise Date); (ii) set a new Exercise Date for any ongoing Offering Period and terminate such Offering Period after the purchase of Common Stock on such Exercise Date; (iii) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (iv) terminate any ongoing Offering Period at any time and refund any contributions to the applicable Participants.

5.    Participation.

(a) Entry Dates. Employees meeting the eligibility requirements of Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering.

(b) Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date may elect to participate in the Plan commencing as of the First Offering Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior the deadline prescribed by the Company for initial enrollment.

6.    Plan Contributions.

(a) Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions or by direct after-tax contributions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions the Plan and the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b) Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation.

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an enrollment agreement in accordance with Section 5.

(d) Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the last Exercise Date of an Offering Period, including the last Exercise Date prior to termination in the case of an Offering Period terminated under Section 4(b) hereof, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period the Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Period.

(e) Change of Payroll Deduction Election. A Participant may decrease or increase the rate or amount of his or her payroll deductions during an Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions with respect to any Exercise Period that is ongoing at the time the Committee receives the new enrollment agreement. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount shall be effective as of the next Exercise Period that begins after the date the Committee receives the new enrollment agreement. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

(f) Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant’s payroll deductions may be decreased, including to 0%, at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant’s enrollment agreement at the beginning of the following Exercise Period which is scheduled to end in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).

7.    Grant of Option.

(a) Shares of Common Stock Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted an option to purchase on each subsequent Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares a Participant may purchase during any Exercise Period shall be 5,000 shares.

(b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

8.    Exercise of Options.

(a) Automatic Exercise. A Participant’s option for the purchase of shares shall be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

(b) Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall remain in the Participant’s account, and be carried over to the next Exercise Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c).

9.    Issuance of Shares.

(a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account held by a custodian appointed by the Company for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures. Unless otherwise permitted by the Committee, in its sole and absolute discretion, all shares purchased upon exercise of the Participant’s option that are delivered to a custodial account held by a custodian appointed by the Company for the benefit of the Participant shall not be eligible for transfer out of the custodial account held by a custodian appointed by the Company for the benefit of the Participant, until the later of (i) the two-year anniversary of the Offering Date on which the Participant’s option to purchase such shares was granted, and (ii) the one-year anniversary of the Exercise Date on which the Participant purchased the shares, unless the transfer would be considered a “disposition of stock” for purposes of Section 423 of the Code, which generally includes any sale, exchange, gift, or any transfer of legal title of the shares other than transfers to the Participant’s estate or by bequest or inheritance, certain tax-free exchanges, a mere pledge or hypothecation, or a transfer to the Participant’s spouse or incident to divorce (as described in Section 1041(a) of the Code).

(b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

(d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

10.    Participant Accounts.

(a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b) Participant Account Statements. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

(c) Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Exercise Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a).

11.    Designation of Beneficiary.

(a) Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b) Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.    Transferability.    Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13.    Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw from the Plan at any time by giving written notice to the Company. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall not again be eligible to participate in the Plan prior to the beginning of the Offering Period that commences at least 2 months from the date the Former Participant withdrew, and the Former Participant must submit a new enrollment agreement in order to again become a Participant as of that date. For the avoidance of doubt, the termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death under Section 13(c), shall not be treated as a withdrawal from the Plan pursuant to Section 13(a) and therefore, the provisions of this Section 13(b) shall not be applicable to a Participant whose Continuous Status as an Employee terminates prior to any Exercise Date for any reason, including retirement or death under Section 13(c).

(c) Termination of Employment. Upon termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate.

14.    Common Stock Available under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 1,000,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b) Adjustments Upon Changes in Capitalization; Corporate Transactions.

i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value (as determined by the Committee in its sole and absolute discretion) to the per share consideration received by the holders of Common Stock in the Sale Transaction.

iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of Common Stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15.    Administration.

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

(b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

16.    Amendment, Suspension, and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

(b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least 20 business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

(c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

ii. such date as is determined by the Board in its discretion; or

iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan’s effective date.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18.    Expenses of the Plan.    All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

19.    No Employment Rights.    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20.    Applicable Law.    The internal laws of the State of Florida shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

21.    Additional Restrictions of Rule 16b-3.    The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

22.    Effective Date.    Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

Annex B

MASTEC, INC.

2013 INCENTIVE COMPENSATION PLAN

MASTEC, INC.

2013 INCENTIVE COMPENSATION PLAN

1.	Purpose	B-1

2.	Definitions	B-1

3.	Administration	B-5

4.	Shares Subject to Plan	B-6

5.	Eligibility; Per Participant Limitations	B-7

6.	Specific Terms of Awards	B-7

7.	Certain Provisions Applicable to Awards	B-12

8.	Code Section 162(m) Provisions	B-14

9.	Change in Control	B-15

10.	General Provisions	B-17

MASTEC, INC.

2013 INCENTIVE COMPENSATION PLAN

1.    Purpose.    The purpose of this 2013 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Mastec, Inc., a Florida corporation (the “Company”) and its Subsidiaries (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, and individual consultants, who provide services to the Company or its Subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Board” means the Company’s Board of Directors.

(e) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean the occurrence of any one or more of the following events or conditions:

(i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Subsidiary,

(ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Subsidiary, if any,

(iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Subsidiary,

(iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Subsidiary,

(v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance,

(vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary, or

(vii) a material violation by the Participant of any of the policies or procedures of the Company or any of its Subsidiaries, including without limitation any Company handbook, provided, however, that if such violation is curable, the Participant shall be given ten (10) days written notice and the opportunity to cure such violation.

The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company or any Subsidiary for “Cause” shall be final and binding for all purposes hereunder.

(f) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(i) “Consolidated EBITDA” shall have the same meaning and shall be determined on a basis consistent with the definition of “Consolidated EBITDA” as set forth in the Third Amended and Restated Credit Agreement among the Company, certain subsidiaries of the Company party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the lenders party thereto (the “Credit Agreement”), in such form as the Credit Agreement in effect on December 31, 2011.

(j) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board or the board of directors of any Subsidiary.

(n) “Disability” means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or a Subsidiary, or if no such plan is applicable, a Participant’s inability to perform the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, the term “Disability” means disabled within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p) “Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.

(q) “Eligible Person” means each officer, Director, Employee or Consultant. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(r) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Subsidiary, or is a prospective employee of the Company or any Subsidiary (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Subsidiary). The payment of a director’s fee by the Company or a Subsidiary shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(w) “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(x) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(y) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(aa) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(bb) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(cc) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(dd) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ee) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff) “Prior Plans” means the 2003 MasTec, Inc. Employee Stock Incentive Plan, as amended and restated, and the MasTec, Inc. 2003 Stock Incentive Plan for Non-Employees, as amended and restated.

(gg) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(hh) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(ii) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(jj) “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.

(kk) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(ll) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(mm) “Shareholder Approval Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act and applicable requirements under the rules of the Listing Market.

(nn) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(oo) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(pp) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution, or any other corporation or other entity that is an affiliate, as that term is defined in Rule 405 of under the Securities Act of 1933, controlled by the Company directly, or indirectly, through one or more intermediaries.

(qq) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity (i) acquired by the Company or any Subsidiary, (ii) which becomes a Subsidiary after the date hereof, or (iii) with which the Company or any Subsidiary combines.

3.    Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or any Participant or Beneficiary, or any transferee under Section 10(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, or (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to (i) 2,100,000, plus (ii) any Shares remaining available for delivery under the Prior Plans on the Shareholder Approval Date, and (iii) any outstanding Shares surrendered by a shareholder to the Company after the date that the Board approves the Plan in order to fund, in whole or in part, Awards under the Plan or the Prior Plans. Any Shares that are subject to an Award shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award, or after the Shareholder Approval Date, Shares subject to any awards granted under the Prior Plans, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award, or after the Shareholder Approval Date, Shares subject to any award granted under the Prior Plans, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans, the Shares to which those Awards or awards under the Prior Plans were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan.

(ii) In the event that any Option or other Award granted under this Plan, or after the Shareholder Approval Date, any award granted under the Prior Plans, is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from any Award, or after the Shareholder Approval Date, any award granted under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 2,100,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

(v) Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 10(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceed $400,000 in the aggregate.

(d) No Further Awards Under Prior Plans. In light of the adoption of this Plan, no further awards shall be made under the Prior Plans after the Shareholder Approval Date. Bonuses payable under the Annual Incentive Plan for Executive Officers (the “AIP”) for the calendar year 2013 shall continue to be payable under and pursuant to the terms of the AIP, although any Shares earned under the AIP for calendar year 2013 shall be issued pursuant to this Plan. No awards shall be made under the AIP for any periods beginning on or after January 1, 2014.

5.    Eligibility; Per Participant Limitations.    Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c) of this Plan, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards denominated in or valued by reference to a designated number of Shares and that are subject to Section 8 hereof, with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units that are subject to Section 8 hereof, is (x) $10,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $10,000,000 multiplied by the number of full 12 months periods that are in the Performance Period.

6.    Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Subsidiary, or other property, and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants or Beneficiaries.

(iii) Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C) if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that if and to the extent that it would not violate Section 409A of the Code, the grant price for a Stock Appreciation Right that is granted as a Substitute Award for an outstanding Option may be lower than 100% of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right if it is not less than the exercise price of the Option for which it is substituted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as or subsequently to the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, or except as otherwise provided in the last sentence of Section 6(h) hereof, may require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, and except as otherwise provided in the last sentence of Section 6(h) hereof, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and whether the amount or value thereof shall be automatically deemed reinvested in additional Restricted Stock Units or other Awards, or if not so reinvested shall earn interest and at what rate for the period deferred, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Person as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 of this Plan or as may be provided in an Award Agreement,

Performance Awards shall be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, cash dividends, Shares, and any other property (other than cash) distributed as a dividend or otherwise with respect to any Performance Awards or any other Awards that are subject to satisfaction of performance goals, shall either (i) not be paid or credited, or (ii) be accumulated, shall be subject to satisfaction of the same performance goals to which the vesting of the underlying Award is subject, and shall be paid at the time such restrictions and risk of forfeiture lapses.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Subsidiary provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.     Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee. The term of any Option or Stock Appreciation Right shall not exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Section 7(e) of this Plan, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a

“specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest, or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8.    Code Section 162(m) Provisions.

(a) Covered Employees. The provisions of this Section 8 shall be applicable to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

(b) Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Subsidiaries, or for business or geographical units of the Company and/or a Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;

(9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the Fair Market Value of a Share; (19) Consolidated EBITDA; and/or (20) compliance with safety policies and procedures. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to Awards subject to this Section 8, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9.    Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Subsidiary, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, and except as otherwise provided in Section 9(a)(iv) hereof, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control).

(iv) Except as otherwise provided in any employment or other agreement for services between the Participant and the Company or any Subsidiary, and unless the Committee otherwise determines in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) of this Plan.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Subsidiary, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (u) any acquisition directly from the Company; (v) any acquisition by the Company; (w) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (y) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company, or any one or more Subsidiaries whose combined revenues for the prior fiscal year represented more than 50% of the consolidated revenues of the Company and its Subsidiaries for the prior fiscal year (the “Major Subsidiaries”), or a sale or other disposition of all or substantially all of the assets of the Company or the Major Subsidiaries, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries, (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.    General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 9 of this Plan relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e) Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Subsidiary and Participants and Beneficiaries to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the minimum statutory withholding required with respect to that Award.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants or Beneficiaries, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g) Clawback of Benefits.

(i) The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(ii) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(h) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Subsidiary including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Subsidiary’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Subsidiary in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Subsidiary, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Subsidiary that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the

Company or Subsidiary under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(m) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(p) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan was adopted by the Board on March 17, 2013 and shall become effective on the Shareholder Approval Date, provided that the Shareholder Approval Date occurs within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Shareholder Approval Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

800 S. Douglas ROAD, 12th FLOOR

CORAL GABLES, FL 33134

VOTE BY INTERNET — www.proxypush.com/mtz

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date, whichever comes first. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by MasTec, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date, whichever comes first. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL —

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK MASTEC KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY

MasTec, Inc.

The Board of Directors recommends a vote FOR ALL nominees listed below.

(1)	Election of three (3) Directors as described in the Proxy Statement of the Board of Directors.

For	Withhold	For All
All	All	Except
☐	☐	☐

To withhold authority to vote for some (but not all) nominees, mark “For All Except” and write the name of the nominee(s) for whom you wish to withhold authority to vote on the line below:

The nominees for Class III Directors are: 01) Robert Dwyer 02) Frank E. Jaumot and (3) Jose S. Sorzano.

The Directors recommend a vote FOR Proposals 2,3 and 4.

(2)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year.

(3)	Approval of the MasTec, Inc. Bargaining Units ESP

(4)	Approval of the MasTec, Inc. 2013 Incentive Compensation Plan

NOTE:	In the Proxies’ discretion, in accordance with the recommendation of MasTec’s Board of Directors, on any other business that may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

(Please sign exactly as your name or name(s) appear(s) hereby. When signing as attorney, executor, administrator, or other fiduciary please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officers.)

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.

The undersigned hereby constitutes and appoints Alberto de Cardenas and Cristina Canales (the “Proxies”), or any one of them, each with full power of substitution, attorneys and proxies for the undersigned, to vote all shares of common stock of MasTec, Inc. (“MasTec”) that the undersigned would be entitled to vote at the 2013 Annual Meeting of Shareholders to be held at the Douglas Entrance Building, South Tower, located at 806 S. Douglas Road, the 10th Floor, Royal Poinciana Conference Room, Coral Gables, Florida 33134 at 9:30 a.m. on Thursday May 23, 2013, or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

If shares of MasTec common stock are issued to or held for the account of the undersigned under the MasTec 401(k) Retirement Plan (the “Plan”), then the undersigned hereby directs the Trustee of the Plan to vote all shares of MasTec common stock in the undersigned’s name and/or account under the Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

ANY PROPER PROXY RECEIVED BY MASTEC AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES “FOR ALL” THE NOMINEES SET FORTH ON THE REVERSE SIDE, “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013, “FOR” APPROVAL OF THE MASTEC BARGAINING UNITS ESPP, “FOR” APPROVAL OF THE MASTEC 2013 INCENTIVE COMPENSATION PLAN, AND IN ACCORDANCE WITH THE RECOMMENDATION OF MASTEC’S BOARD OF DIRECTORS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING SET FORTH ON THE REVERSE SIDE.

(Continued and to be signed on reverse)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 23, 2013.

MASTEC, INC.

MASTEC, INC.

800 S. DOUGLAS ROAD - 12TH FLOOR

CORAL GABLES, FL 33134

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 18, 2013
Date: May 23, 2013 Time: 9:30 AM EDT

Location:	Douglas Entrance Building 806 S. Douglas Road 10th Floor, Royal Poinciana Conference Room Coral Gables, Florida 33134

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper or e-mail copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M58123-P33944

— Before You Vote — How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow g (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow g (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 9, 2013 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the proxy statement for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g (located on the following page) available and follow the instructions.

Vote By Phone: To vote by telephone, go to www.proxyvote.com. Use the telephone number provided on the website to vote.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M58124-P33944

Voting Items
The Board of Directors recommends you vote FOR all nominess listed below:

1.	The election of the three nominees listed below as Class III Directors of MasTec, Inc. (“MasTec”), to serve until the 2016 Annual Meeting of Shareholders

Nominees

01) Robert J. Dwyer
02) Frank E. Jaumot
03) Jose S. Sorzano

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Ratification of the appointment of BDO USA, LLP as MasTec’s independent registered public accounting firm for the 2013 fiscal year;

3.	Approval of the MasTec, Inc. Bargaining Units ESPP; and

4.	Approval of the MasTec, Inc. 2013 Incentive Compensation Plan;

NOTE: In the Proxies’ discretion, in accordance with the recommendation of MasTec’s Board of Directors, on any other business that may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

M58125-P33944

M58126-P33944